UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

First Financial Bancorp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 28, 2013

Cincinnati, Ohio

April 12, 2013

To the Shareholders:

The Annual Meeting of Shareholders of First Financial Bancorp. (the “Company”) will be held at the First Financial Center at 255 E. Fifth Street, 29th Floor, Cincinnati, OH 45202 on Tuesday, May 28, 2013, at 10:00 a.m., local time, for the following purposes:

1.	To elect the following nominees as directors with terms expiring in 2014: J. Wickliffe Ach, David S. Barker, Cynthia O. Booth, Donald M. Cisle, Sr., Mark A. Collar, Claude E. Davis, Corinne R. Finnerty, Murph Knapke, Susan L. Knust, William J. Kramer, Richard E. Olszewski, and Maribeth S. Rahe.

2.	Ratify (non-binding) the appointment of Ernst & Young, LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2013.

3.	Advisory (non-binding) vote on the compensation of the Company’s executive officers.

4.	To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Important Notice regarding the availability of Proxy Materials for the Annual Meeting of Shareholders:

The proxy statement and 2012 Annual Report are available at www.bankatfirst.com/investor

Shareholders of record of the Company at the close of business on April 1, 2013, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each shareholder is entitled to one vote for each common share held regarding each matter properly brought before the Annual Meeting.

For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on your enclosed proxy card. You have the ability to receive proxy materials by mail or e-mail if you request them and you continue to have the right to vote by mail as well as by telephone and on the internet.

Your vote is important. Whether or not you expect to attend the annual meeting, it is important that your shares be represented and voted at the meeting. Your Board of Directors unanimously recommends that you vote:

“FOR” the election of each of the director nominees listed in this proxy statement;

“FOR” the ratification of Ernst & Young, LLP as our independent auditors; and

“FOR” the non-binding resolution regarding executive compensation.

By Order of the Board of Directors,
Gregory A. Gehlmann

General Counsel and Secretary

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255 E. Fifth Street, Suite 700

Cincinnati, Ohio 45202

877-322-9530

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Approximate Date to Mail – April 12, 2013

INTRODUCTION

We are sending this proxy statement and the accompanying proxy card to you as a shareholder of First Financial Bancorp., an Ohio corporation (“First Financial” or the “Company”), in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s headquarters: First Financial Center, 255 E. Fifth Street, 29th Floor, Cincinnati, Ohio 45202, on Tuesday, May 28, 2013, at 10:00 a.m., local time. First Financial’s Board of Directors is soliciting proxies for use at the Annual Meeting, or at any postponement or adjournment thereof. Only shareholders of record as of the close of business on April 1, 2013, which we refer to as the record date, will be entitled to vote at the Annual Meeting.

In this proxy statement, the “Company,” “First Financial,” “we,” “our” or “us” all refer to the company named First Financial Bancorp and its subsidiaries. We also refer to the Board of Directors of First Financial Bancorp as the “Board.”

INFORMATION ABOUT THE ANNUAL MEETING

What matters will be voted upon at the Annual Meeting? Assuming a quorum is present, the following proposals will be voted on at the Annual Meeting:

•	Elect the following nominees as directors with terms expiring in 2014: J. Wickliffe Ach, David S. Barker, Cynthia O. Booth, Donald M. Cisle, Sr., Mark A. Collar, Claude E. Davis, Corinne R. Finnerty, Murph Knapke, Susan L. Knust, William J. Kramer, Richard E. Olszewski, and Maribeth S. Rahe (Proposal No. 1)
•	Ratify (non-binding) the appointment of Ernst & Young, LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2)
•	Advisory (non-binding) vote on the compensation of the Company’s executive officers (Proposal No. 3)
•	To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials? The Securities and Exchange Commission’s (“SEC”) notice and access rule allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, on or before April 12, 2013 we sent to most of our shareholders by mail or e-mail a notice containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

We provided some of our shareholders, including shareholders who have previously asked to receive paper copies of the proxy materials, shareholders who are participants in our benefit plans and shareholders holding 1,000 or more shares of common stock, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet.

What does the Notice of Internet Availability of Proxy Materials look like? You will get a document titled “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 28, 2013” from Broadridge Financial Solutions containing instructions on how to access the proxy statement and the 2012 Annual Report via the Internet and how to vote online (www.proxyvote.com). If you would like to receive a printed or electronic copy of the proxy materials, free of charge, you should follow the instructions for requesting such materials included in the notice and the website (www.proxyvote.com).

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Who can vote? You are entitled to vote if you held First Financial common shares as of the close of business on April 1, 2013, the record date for the Annual Meeting.

Each shareholder is entitled to one vote for each common share held on April 1, 2013. At the close of business on April 1, 2013, there were 58,024,323 common shares outstanding and entitled to vote. The common shares are First Financial’s only voting securities entitled to vote at the meeting.

Regardless of the number of shares you own, it is important that you vote on the proposals.

How do I vote? Your common shares may be voted by one of the following methods:

▪	by traditional proxy card via the U.S. Mail;
▪	by submitting a proxy via the Internet;
▪	by submitting a proxy by phone; or
▪	in person at the meeting.

Submitting a Proxy by Telephone or via the Internet. If you are a shareholder of record (i.e., if your common shares are registered with First Financial in your own name), you may submit a proxy by telephone, or via the Internet. To vote via the Internet, access www.proxyvote.com and follow the on-screen instructions. You will need your control number from your proxy card available when you vote via the Internet or by telephone. Telephone voting is available toll free at 1-800-690-6903 from a touch-tone phone.

If your common shares are registered in the name of a broker, a financial institution or another nominee (i.e., you hold your common shares in “street name”), your nominee may be participating in a program that allows you to submit a proxy by telephone or via Internet. If so, the voting form your nominee sent you will provide instructions for submitting your proxy by telephone or via the Internet.

The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. Also, if you submit a proxy by telephone or via the Internet, and later decide to attend the Annual Meeting, you may revoke your previously submitted proxy and vote in person at the Annual Meeting.

The deadline for submitting a proxy by telephone or via the Internet as a shareholder of record is 11:59 p.m. Eastern Time, on May 27, 2013. For shareholders whose common shares are registered in the name of a broker, a financial institution or another nominee, please consult the instructions provided by your nominee for information about the deadline for submitting a proxy by telephone or via the Internet.

Voting in Person. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If you hold your common shares in “street name” through a broker, a financial institution or another nominee, then that nominee is considered the shareholder of record for voting purposes and should give you instructions for voting your common shares. As a beneficial owner, you have the right to direct that nominee how to vote the common shares held in your account. Your nominee may only vote the common shares of First Financial that it holds for you in accordance with your instructions. If you have instructed a broker, a financial institution or another nominee to vote your common shares, the above-described options for revoking your proxy do not apply and instead you must follow the instructions provided by your nominee to change your vote.

If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on April 1, 2013, the record date for voting at the Annual Meeting.

How will my common shares be voted? Those common shares represented by properly executed proxy cards that are received prior to the Annual Meeting or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxy. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your proxy by telephone or via the Internet, but do not complete the voting instructions, your proxy will vote your common shares as recommended by the Board, except in the case of broker non-votes where applicable, as follows:

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▪	“FOR” the director nominees;
▪	“FOR” the ratification of Ernst & Young, LLP as our independent auditors; and
▪	“FOR” the non-binding resolution regarding executive compensation.

If you hold your shares in a bank or brokerage account, you should be aware that if you fail to instruct your bank or broker how to vote within ten days of the Annual Meeting, the bank or broker is not permitted to vote your shares in its discretion on your behalf on non-routine items. If you want to assure that your shares are voted in accordance with your wishes on the non-routine matters in this proxy statement, you should complete and return your voting instruction form before May 23, 2013.

No appraisal rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.

What if my common shares are held through the First Financial Bancorp 401(k) Savings Plan? If you participate in the First Financial Bancorp 401(k) Savings Plan (the “401(k) Plan”) and common shares have been allocated to your account in the Savings Plan, you will be entitled to instruct the trustee of the 401(k) Plan, confidentially, as to how to vote those common shares. You will receive your voting instructions card separately. If you give no voting instructions to the trustee of the 401(k) Plan, the trustee will vote the common shares allocated to your 401(k) plan account pro rata in accordance with the instructions received from other participants in the 401(k) Plan who have voted.

Can the proxy materials be accessed electronically? We are sending the proxy materials for the Annual Meeting to shareholders on or about April 12, 2013. Our proxy statement for the Annual Meeting and a sample of the form of proxy card sent to our shareholders by us are available at www.bankatfirst.com/investor.

How do I change or revoke my proxy? Shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting and any adjournment thereof. You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by giving notice of revocation to First Financial in writing, by accessing the Internet site prior to the deadline for submitting proxies electronically, by using the toll-free telephone number stated on the proxy card prior to the deadline for transmitting proxies electronically or by attending the Annual Meeting and giving notice of revocation in person. The last-dated proxy you submit (by any means) will supersede any previously-submitted proxy. If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote, you must follow the instructions of your nominee.

If I vote in advance, can I still attend the Annual Meeting? Yes. You are encouraged to vote promptly. Please return your signed proxy card by mail or by submitting your proxy electronically by telephone or via the Internet so that your common shares will be represented at the Annual Meeting. However, voting your common shares does not affect your right to attend the Annual Meeting and vote your common shares in person.

What constitutes a quorum and how many votes are required for adoption of the proposals? Under First Financial’s Regulations, a quorum is a majority of the common shares outstanding. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 58,024,323 First Financial common shares outstanding and entitled to vote on April 1, 2013, the record date. A majority of the outstanding common shares, or 29,012,162 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.

If a broker indicates on the form of proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present for the purpose of determining the presence of a quorum but not entitled to vote with respect to that matter. New York Stock Exchange (“NYSE”) rules determine whether proposals presented at shareholder meetings are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in “street name” may vote on the proposal without receiving voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions. The election of directors and the non-binding vote on executive compensation are non-routine items. If you submit your proxy but indicate that you want to “ABSTAIN” with respect to any proposal, your shares will be counted for purposes of whether a quorum exists.

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Under NYSE rules, each other proposal is a “non-discretionary” item, which means that member brokers who have not received instructions from the beneficial owners of the Company’s common stock do not have discretion to vote the shares of our common stock held by those beneficial owners on those proposals. This means that brokers may not vote your shares in the election of directors (Proposal 1) or on the proposal to approve executive compensation on a non-binding advisory basis (Proposal 3), unless you provide specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

The election of directors requires the affirmative vote of a plurality of the common shares present, represented, and entitled to vote at the annual meeting. However, we have adopted certain requirements in the event a nominee receives a greater number of “withhold” votes than “for” votes. See “Corporate Governance – Policy on Majority Voting.” With respect to Proposals 2, and 3, the affirmative vote of a majority of the common shares validly cast for or against the proposal will be required for approval of the amendments.

An abstention will be counted as present for the purposes of Proposals 2 and 3 and thus have the same effect as a vote against any proposal.

It is our policy to keep confidential proxy cards, ballots and voting tabulations that identify individual shareholders. However, exceptions to this policy may be necessary in some instances to comply with legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.

Who pays the cost of proxy solicitation? We will pay the costs of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy card and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access and telephone usage charges mentioned above. Although we are soliciting proxies by mailing these proxy materials to our shareholders, our directors, officers and employees also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations. Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares for the forwarding of solicitation materials to the beneficial owners of such common shares. We will reimburse these brokers, financial institutions and nominees for their reasonable out-of-pocket costs in connection therewith.

We have retained Advantage Proxy to aid in the solicitation of proxies for the Annual Meeting. Advantage Proxy will receive a base fee of $4,000 plus reimbursement of out-of-pocket fees and expenses for its proxy solicitation services.

Who should I call if I have questions concerning this proxy solicitation or the proposals to be considered at the Annual Meeting? If you have any questions concerning the proposals to be considered at the Annual Meeting or voting your shares, please call our investor relations department at 877-322-9530.

Does First Financial send multiple proxy statements to two or more registered shareholders who share an address? Only one copy of this proxy statement and the Notice of the Annual Meeting are being delivered to previously notified registered shareholders who share an address unless First Financial has received contrary instructions from one or more of the shareholders. A separate proxy card is being included for each account at the shared address.

Registered shareholders who share an address and would like to receive a separate proxy statement for the Annual Meeting may contact our investor relations department to request a copy. Call 877-322-9530 or send a written request to: Kenneth J. Lovik, VP, Investor Relations & Corporate Development, First Financial Bancorp, 255 E. Fifth Street, Suite 700, Cincinnati, Ohio 45202 by May 14, 2013.

Are there any rules regarding admission to the Annual Meeting? Yes. You are entitled to attend the Annual Meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the voting record date. At the entrance we will verify that your name appears in our stock records or will verify appropriate information to verify you as a shareholder. Cameras (including cell phones with photographic capabilities), recording devices, and other electronic devices will not be permitted at the meeting.

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PRINCIPAL SHAREHOLDERS

The table below identifies all persons known to us to own beneficially more than 5% of our outstanding common shares as of the voting record date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares		Percentage of Class

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,569,783	(1)	7.88%

Westwood Management Corp. 200 Crescent Court, Suite 1200 Dallas, TX 75201	3,736,162	(2)	6.44%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,427,043	(3)	5.91%

(1)	Information based upon a Schedule 13G/A filed on February 8, 2013. BlackRock has sole voting and dispositive power for 4,569,783 shares.

(2)	Information based upon a Schedule 13G/A filed on February 12, 2013. Westwood has sole voting power for 3,213,173 shares; shared voting power for 83,582 shares; and sole dispositive power for 3,736,162 shares.

(3)	Information based on a Schedule 13G filed on February 12, 2013. Vanguard has sole power to vote for 90,380 shares; sole dispositive power for 3,338,463 shares; and shared dispositive power for 88,580 shares.

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SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS

AND NOMINEES FOR DIRECTOR

As of April 1, 2013, the directors of the Company, including the twelve nominees for election as directors, the executive officers of the Company named in the Summary Compensation Table who are not also directors and all executive officers and directors of the Company as a group beneficially owned common shares of the Company as set forth below.

		Amount and Nature of Beneficial Ownership
Name	Position	Common Shares Beneficially Owned Excluding Options (1)		Stock Options Exercisable within 60 Days of Record Date (2)	Total Common Shares Beneficially Owned (1)
J. Wickliffe Ach	Director	10,505	(3)	—	10,505
David S. Barker	Director	8,192	(4)	—	8,192
Cynthia O. Booth	Director	3,580	(4)	—	3,580
Donald M. Cisle, Sr.	Director	172,032	(3)	8,663	180,695
Mark A. Collar	Director	10,492	(4)	—	10,492
Claude E. Davis	Director, President & CEO	283,423	(6)	663,300	946,723
Corinne R. Finnerty	Director	41,927	(3)	8,663	50,590
Murph Knapke	Director	79,381	(4)	—	79,381
Susan L. Knust	Director	25,479	(4)(5)	8,663	34,142
William J. Kramer	Director	26,331	(4)	8,663	34,994
Richard E. Olszewski	Director	30,986	(3)	8,663	39,649
Maribeth S. Rahe	Director	11,148	(4)	—	11,148
J. Franklin Hall	Former EVP & Chief Financial Officer(7)	61,800	(6)	105,800	167,600
C. Douglas Lefferson	EVP & Chief Banking Officer	84,752	(6)	153,200	237,952
Gregory A. Gehlmann	EVP & General Counsel	66,044	(6)	100,000	166,044
Kevin T. Langford	EVP & Chief Administrative Officer	29,456	(6)	21,832	51,288
All executive officers, directors and nominees as a group (22 persons)		1,068,896	(6)	1,161,747	2,230,643

(1)	Includes shares held in the name of spouses, minor children, trusts and estates as to which beneficial ownership may be disclaimed.

At April 1, 2013, other than Claude Davis (1.63%), no director or executive officer beneficially owned at least 1% of the Company’s common shares. However, all of the directors and executive officers as a group (22 persons) beneficially owned approximately 3.84% of the Company’s outstanding common shares. Percent ownership numbers are computed based on the sum of (a) 58,024,323 common shares outstanding on April 1, 2013 and (b) the number of common shares to which the group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after April 1, 2013 (assumes all options are exercised). Fractional shares are rounded to the nearest whole number.

(2)	Only 426,491 of the 1,161,747 options listed above have a strike price above the closing price of First Financial common stock on April 1, 2013, which was $15.77 per share.

(3)	Includes 3,800 restricted shares that vest 1/3 equally over a three-year period beginning May 25, 2011 of which 2,530 have vested. Director retains voting and dividend rights on unvested shares. However, dividends on unvested shares are held in escrow until vested. See “Board Compensation.”

(4)	Includes 1,251 restricted shares that vest on May 22, 2013. Director retains voting and dividend rights on unvested shares. However, dividends on unvested shares are held in escrow until vested. See “Board Compensation.”

(5)	Ms. Knust shares voting and investment power for 1,851 shares which are held by K.P. Properties of Ohio LLC, of which Ms. Knust and her husband are the only two members.

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(6)	Includes unvested restricted shares (Davis—121,180; Hall—20,605; Lefferson—38,785; Gehlmann—29,356; Langford; 21,267 and all executive officers as a group (including the former Chief Financial Officer) (11)—299,578). Officers retain voting and dividend (at times subject to escrow until vesting) rights on unvested shares. For vesting schedules, see “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End.” It is expected that Mr. Hall will forfeit 14,426 restricted shares upon his departure on April 30, 2013.

(7)	Title as of January 17, 2013. Stock information is based on Company records on February 27, 2013 as Mr. Hall is no longer subject to the reporting requirements of the SEC. Effective January 18, 2013, Anthony M. Stollings, EVP & Chief Risk Officer of the Company also became the Chief Financial Officer.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board currently consists of twelve members, eleven of whom are non-employee directors. Our Regulations provide that the Board shall consist of not less than nine or more than 25 persons, with the exact number to be fixed and determined from time to time by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. Any vacancy may be filled by the Board in accordance with law and the Company’s Regulations for the remainder of the full term of the vacant directorship. However, pursuant to the Company’s corporate governance principles, any new director appointed to fill a vacancy will stand for election to fill the remaining term at the next meeting of shareholders after his/her appointment.

In 2011, the Board and shareholders approved amendments to the Articles of Incorporation and Regulations to phase out the classification of the Board and to provide for the annual election of directors. Pursuant to the amendments, all multi-year terms have been phased out and all directors are now elected annually.

Our Board has approved the nomination of twelve persons as candidates for election as director, each for a one-year term. It is intended that the accompanying proxy will be voted for the election of J. Wickliffe Ach, David S. Barker, Cynthia O. Booth, Donald M. Cisle, Sr., Mark A. Collar, Claude E. Davis, Corinne R. Finnerty, Murph Knapke, Susan L. Knust, William J. Kramer, Richard E. Olszewski, and Maribeth S. Rahe, all of which are incumbent directors. The Corporate Governance and Nominating Committee (“CGNC”) recommended all twelve nominees to the Board, which approved the twelve nominees. In the event that any one or more of such nominees becomes unavailable or unable to serve as a candidate, the accompanying proxy will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The twelve nominees for director receiving the most votes at the Annual Meeting will be elected as directors. See, however, “Corporate Governance - Policy on Majority Voting.”

Set forth below is certain information concerning the Company’s nominees and directors. For information regarding ownership of shares of the Company by nominees and directors of the Company, see “Shareholdings of Directors, Executive Officers and Nominees for Director” above. There are no arrangements or understandings between any director or any nominee, and any other person pursuant to which such director or nominee is or was nominated to serve as director.

Name and Age (1)	Position with Company and/or Principal Occupation or Employment For the Last Five Years	Director Since

Nominees for One Year Term:

J. Wickliffe Ach 64

President and CEO, Hixson Inc, Cincinnati, Ohio, an architectural engineering firm since 1983. Board member: Hixson, Inc. (Chair) & Setzer Corp. He is involved in a number of business and civic organizations, including the recently completed World Choir Games, Work Resource Center/Easter Seals, Crayons to Computers (free store for teachers), Chief Executives and World Presidents Organizations and Hamilton County Development Co. Mr. Ach is Vice Chair of the Company’s Board. Director of First Financial Bank, N.A., Hamilton, Ohio since 2007.

As a seasoned business owner and entrepreneur, Mr. Ach brings valuable insight to the board in strategic and cultural matters. Mr. Ach’s involvement in the Cincinnati business community provides added understanding of our growing Cincinnati market area. Furthermore, his specific background in architectural engineering provides added value in our strategies related to physical banking center locations and design.

2007

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David S. Barker 59

President and Chief Executive Officer, SIHO Insurance Services, Columbus, Indiana (community health care benefits company serving over 70,000 members throughout southern Indiana). Mr. Barker has been employed in the insurance industry for more than 25 years. He is active in many civic and community endeavors, including serving as current Chairman of the Columbus Area Economic Growth Council and past Chairman of both the Columbus Area Chamber of Commerce and the Bartholomew County United Way, as well as serving as a board member of the Riley’s Children’s Foundation (Columbus Leadership Team) and the Heritage Fund Community Foundation and a member of the IUPUC board of advisors. Director of First Financial Bank, N.A. Hamilton, Ohio since 2010.

Mr. Barker is an important member of the business community in Columbus, Indiana and we will look to his leadership and guidance as we continue to build our presence in key southern Indiana markets. Furthermore, his experience as the President of a company provides the board with insight on executive matters.

2010

Cynthia O. Booth 54

President and Chief Executive Officer, COBCO Enterprises, Cincinnati, Ohio (owns and directs the operations of six McDonald’s restaurants throughout the area) since 2000. Prior to forming COBCO, Ms. Booth served as Senior Vice President—Director of Community Development for Firstar Bank (now U.S. Bank) in Cincinnati and before that was President of Diversified Solutions, Inc., a bank consulting firm. She is active in several civic and community organizations, including serving on the Boards of Trustees of Denison University and the Cincinnati Museum Center and the Board of Directors of the YWCA of Greater Cincinnati. President, Black McDonald’s Owners Association for the State of Ohio; previously served on the boards of the American Red Cross, United Way and the Cincinnati branch of the Federal Reserve Bank of Cleveland. Director of First Financial Bank, N.A. Hamilton, Ohio since 2010.

Ms. Booth brings deep banking experience to the board, including extensive knowledge in residential real estate lending, regulatory relations, the Community Reinvestment Act and other regulatory compliance, private banking and human resources matters. Furthermore, her experience in the restaurant franchise area provides valuable insight into one of specialty areas of lending through our subsidiary First Franchise Capital Corporation.

2010
Donald M. Cisle, Sr. 58

Managing member, The Cisle Co. LLC, Hamilton, Ohio (consulting and development business). Retired President, Don S. Cisle Contractor, Inc., Hamilton, Ohio, (construction contractor), which closed and sold its assets in 2009; former President of Seward Murphy, Inc., a family owned investment company dissolved in 2009; Director of First Financial Bank, N.A., Hamilton, Ohio since 1996.

As a native of Hamilton, Ohio, our bank’s headquarters, his long history with our Company provides our board and management with valuable insight into the history of the Company. Furthermore, as a significant long-term shareholder, Mr. Cisle brings us insight into our retail shareholder base and we believe is further aligned with the interests of our shareholders. Finally, Mr. Cisle’s years as a small business owner provides us with added understanding of the issues such businesses face.

1996
Mark A. Collar 60	Chairman, Third Frontier Advisory Board (provides direction for State of Ohio’s investment in high tech industry); Member of the Executive Committee, BioOhio, Inc. (non-profit organization which promotes the acceleration and growth of life science companies in Ohio); venture partner at Triathlon Medical Ventures, Cincinnati, Ohio; Director (since February 2008), AtriCure, Inc. (Nasdaq: ATRC), West Chester, Ohio, a publicly-traded medical device company; Director (since 2012), Enable Injections, LLC, Cincinnati, Ohio (small medical device company); Owner, Collar Ltd., Cincinnati, Ohio (small consulting and development LLC). Previously held numerous positions within The Procter & Gamble Company since 1975 including: President, Global Pharmaceuticals & Personal Health from 2005-2007; President, Global Pharmaceuticals, from 2002-2005; and Vice President, Global Pharmaceuticals, from 1997–2002. Director of First Financial Bank, N.A., Hamilton, Ohio since 2009.	2009

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Mr. Collar brings a wealth of knowledge from his 32+ years at Procter & Gamble, including marketing, competitive market analysis, operations, mergers and acquisitions, financial management, sales, corporate strategy, risk management, regulatory, and quality control. Mr. Collar’s leadership roles in a number of organizations, including his membership on another publicly traded company board, provide us with insights into a number of opportunistic fields as well as dealing with government officials and agencies.

Claude E. Davis 52

President and Chief Executive Officer of the Company and Director and Chairman of the Board of First Financial Bank, N.A., Hamilton, Ohio since October 2004; member of the board of directors of the Federal Reserve Bank of Cleveland since 2013; Trustee, Butler University; Member, 3CDC (Cincinnati Center City Development Corporation), Cincinnati Business Committee, Commercial Club of Cincinnati, and Young President’s Organization - Indiana.

Mr. Davis’ years of experience in the banking industry as well as his extensive financial background provide leadership to the Board. As CEO, he is intimately familiar with all aspects of our business activities. His involvement in other boards and organizations give him insight on important societal and economic issues relevant to our Company’s business and markets.

2004

Corinne R. Finnerty 56

Partner, law firm of McConnell Finnerty PC, North Vernon, Indiana (trial attorney); member (Former Chair) of the Indiana Supreme Court Disciplinary Commission, the body which has responsibility for the enforcement of the “Rules of Professional Conduct” for the approximately 17,000 licensed attorneys in the State of Indiana, since 2004; former Director and Chair of CPX, Inc., North Vernon, Indiana; former director of an affiliate bank from 1987 to 2005. Director of First Financial Bank, N.A., Hamilton, Ohio since 1998.

Ms. Finnerty’s deep roots in the North Vernon, Indiana area provide representation on the board for our southeast Indiana market. Her participation for nine years on the Indiana Supreme Court Disciplinary Commission allows her to provide insight on governance and ethical issues. Furthermore, her years as a practicing attorney, including the representation of financial institutions for over thirty years, give her enhanced perspective on legal and regulatory issues.

1997

Murph Knapke 65

Partner of Knapke Law Office, Celina, Ohio; Chair of the Company; former Director and Chair of Community First Bank & Trust, Celina, Ohio. Mr. Knapke is Chairman of the Company’s Board. Director of First Financial Bank, N.A., Hamilton, Ohio since 2005.

Mr. Knapke has tenure with our Company and/or a bank affiliate since 1983 and provides valuable historical perspective in both the Company and the banking industry.  His deep roots in the Celina, Ohio area provide representation on the board for our Northwest Ohio market. His years as a practicing attorney give him enhanced perspective on legal and regulatory issues as well as board fiduciary duties.

1983

Susan L. Knust 59

Managing Partner of K.P. Properties of Ohio LLC (industrial real estate); Managing Partner of Omega Warehouse Services LLC (public warehousing); former President of Precision Packaging and Services, Inc; former Director of Middletown Regional Health System (renamed Atrium Medical System), Middletown, Ohio; Director of First Financial Bank, N.A., Hamilton, Ohio since 2005.

As a seasoned business owner and entrepreneur for 28 years in the areas of manufacturing, warehousing and industrial real estate, Ms. Knust brings valuable insight to the board in strategic and other matters. Ms. Knust’s business interests are similar in size to our key client base and she also had an understanding of our growing Cincinnati market area. Also, as a female business owner, her perspective and experiences have proven valuable to us.

2005

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William J. Kramer 52

Vice President of Operations, Val-Co Companies, Inc., Coldwater, Ohio (VP & General Manager 2002–2008), an international company that manufactures products for the agricultural and horticultural industries; previously President of Pax Steel Products, Inc., from 1984–2002 (predecessor corporation to Val-Co); employed by Deloitte & Touche, LLP, Dayton, Ohio from 1982–1984; former director and Chair of the audit committee of an affiliate bank from 1987 to 2005. Director of First Financial Bank, N.A., Hamilton, Ohio since 2005.

Mr. Kramer has been a CPA since 1984 with both public accounting and private company experience with substantial experience in financial reporting and accounting controls. He qualifies as an audit committee financial expert. Furthermore, his tenure with our Company and/or a bank affiliate since 1987 provides valuable historical perspective in both the Company and the banking industry.

2005
Richard E. Olszewski 63	Operator of two 7-Eleven Food Stores in Griffith, Indiana. Director of First Financial Bank, N.A., Hamilton, Ohio since 2005; former director of an affiliate bank from 1995 to 2005. Mr. Olszewski’s 35 years of community service and 13 years of service to our Company provides us with a deeper understanding of our important northwest Indiana market. Furthermore his business and retail experience as a small business owner provides our Company with a better understanding of a key client constituency.	2005

Maribeth S. Rahe 64

President & CEO, Fort Washington Investment Advisors, Inc., an investment management firm and wholly owned subsidiary of Western & Southern Financial Group, Cincinnati, Ohio (since 2003).  Director, Consolidated Communications Holdings, Inc., Mattoon, IL (Nasdaq: CNSL) (rural local exchange carrier) ( Audit (Chair), Compensation (member) and Governance (member) Committees). Ms. Rahe’s local civic and philanthropic involvement includes the Cincinnati Arts Association, Cincinnati Women’s Executive Forum, Cincy Tech, Cintrifuse, Woman’s Capital Club, United Way Investment Committee, Xavier University Williams College of Business Board of Executive Advisors, Cincinnati USA Regional Chamber of Commerce, Sisters of Notre Dame de Namur, Rush-Presbyterian-St. Luke’s Medical Center, and the Cincinnati Country Club. Director of First Financial Bank, N.A. Hamilton, Ohio since 2010.

Ms. Rahe is well-known in Cincinnati and is a recognized leader in the financial services community, both locally and nationally with over 40 years in the financial services industry (of which 28 has been in banking), including more than 25 years in management/executive management and board experience at other financial institutions. She brings a seasoned perspective, insight, and financial acumen into issues and strategies relating to our business, including regulatory relationships and enterprise risk management. Her knowledge and expertise will serve us well as we continue executing our client-centered business model.

2010

(1)	Ages are listed as of December 31, 2012.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

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proposal 2 - RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Audit Committee of the board has appointed Ernst & Young LLP (“Ernst & Young”) as First Financial’s auditors for the year 2013 and, if shareholders do not ratify the appointment, the Audit Committee will consider whether or not to retain Ernst & Young in the future. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such appointment would be in the best interests of the Company and its shareholders.

Ernst & Young were the Company’s auditors for the year ended December 31, 2012, and a representative of the firm is expected to attend the meeting, respond to appropriate questions and, if the representative desires, which is not now anticipated, make a statement.

ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company and related entities for the last two fiscal years by the Company’s independent registered public accounting firm.

Fees by Category	2012	2011
Audit Fees	$1,290,207	$1,235,200
Audit-Related Fees (1)	100,683	75,000
Tax Fees	—	—
All Other Fees (2)	49,000	—
Total	$1,439,890	$1,310,200

1.	Services covered by these fees consist of employee benefit plan audits.

2.	For 2012 IT attack and penetration analysis.

It is the policy of the Audit Committee that, before the Company engages an accounting firm to render audit services as the Company’s independent registered public accounting firm, the engagement must be approved by the Audit Committee. In certain situations, the Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the committee. In addition, before an accounting firm serving as the Company’s independent registered public accounting firm is engaged by the Company to render non-audit services, the engagement must be approved by the Audit Committee.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ended December 31, 2013.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Company’s independent registered public accounting firm, Ernst & Young, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and on the Company’s internal control over financial reporting. In this context, the committee has reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2012 and Ernst & Young’s evaluation of the Company’s internal control over financial reporting. The committee has discussed with Ernst & Young the matters that are required to be discussed by Auditing Standards No. 61 (Communications with Audit Committees) as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Ernst & Young has provided to the committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the committee has discussed with Ernst & Young that firm’s independence. The committee has concluded that Ernst & Young’s provision of audit and non-audit services to First Financial and its affiliates is compatible with Ernst & Young’s independence.

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The committee discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The committee met with the internal auditors and with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC. The Committee has approved the selection of Ernst & Young as the Company’s independent registered public accounting firm for 2013.

Audit Committee

William J. Kramer, Chair
David S. Barker
Donald M. Cisle, Sr.
Maribeth S. Rahe

PROPOSAL 3—ADVISORY (NON-BINDING) RESOLUTION ON EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution on the Company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section and tabular disclosure and accompanying narrative discussions of the Named Executive Officer (“NEO”) compensation in this proxy statement, the Compensation Committee believes that the balanced compensation mix consisting of base salary, annual cash incentives and long-term equity awards is fair and equitable and aligns management’s interests with the interests of stockholders.

•	Base salary is designed to meet a minimum level of compensation necessary to attract and retain highly qualified employees. NEO base salary increases in 2012 ranged from 3.00-6.25% all of which were consistent with Company-wide merit practices and/or market competitive levels.

•	Long-term equity awards are designed to reward executives for individual and Company performance, and to retain and motivate talented executives in this challenging regulatory and economic environment. Awards are subject to a three-year vesting period and are based in Company stock to align with the interests of and returns experienced by shareholders. In 2012, the restricted stock target award level as a percentage of base salary was increased (10% for Messrs. Lefferson and Langford) to align with market competitive levels and thereby placing a greater percentage of the total compensation at risk and subject to longer-term performance.

•	Annual cash incentives are designed to reward executives for achieving short-term business objectives that generally have a long-term impact on the success of the Company and total shareholder return. In 2012, the calculated payout under the Executive Short-Term Incentive Plan was 96.9% of target. However, to further support management’s commitment to efficiency initiatives, Mr. Davis recommended the Compensation Committee exercise the negative discretion at their disposal to reduce the payout to equal that of the non-executive plan. As a result the committee determined that a payout of 86.1% of target was prudent and consistent with the Company’s compensation philosophy.

•	Implemented share ownership and retention requirements for the CEO and NEOs.

•

Additional considerations:

•     Clawbacks for certain incentive compensation to our NEOs.

•     Double-triggers with respect to change-in-control related benefits.

•     No income tax gross-ups.

•     Prohibition on re-pricing stock options.

•     An independent compensation committee that engages its own advisors/consultants. CEO performance-based restricted stock:

•     For 2013, one-half of Mr. Davis’ long-term incentive award is comprised of performance-based restricted stock that vests after three years only upon the attainment of certain pre-determined performance measures (generally total shareholder return and return on assets). Furthermore, above median performance (60th percentile versus peers) must be achieved in order for 100% of the award to vest and the maximum payout is capped at 120% of the initial award.

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We urge shareholders to read the “Compensation Discussion and Analysis” beginning on page 23 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reported in this proxy statement has contributed to the Company’s recent and long-term success.

In 2012, 2011, and 2010, shareholders approved the compensation of our NEOs with FOR votes of over 97%, 97%, and 95%, respectively, of the votes cast. This year, we once again are asking shareholders to approve the following advisory resolution:

RESOLVED, that the shareholders of First Financial Bancorp approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. In response to our shareholder vote in 2011, we are currently conducting a “say-on-pay” advisory vote on an annual basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

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CORPORATE GOVERNANCE

General

The business and affairs of the Company are managed under the direction of the Board. Members of the Board are kept informed through discussions with the President and the Company’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. All members of the Board also served as directors of the Company’s subsidiary bank, First Financial Bank, N.A.

Board Leadership Structure – Non-Employee Chair

The Board is led by a non-executive Chair. The current Chairman of the Board, Murph Knapke, who is an independent director, presides over each board meeting and performs such other duties as may be incident to the office. Although our corporate documents would allow our Chair to hold the position of Chief Executive Officer, our Corporate Governance Principles provides that these two positions at First Financial Bancorp must be separate. Your Board believes this separation allows our Chair to provide additional independent oversight of management. The offices of the Chair and CEO at the Company have been separate since 1997.

The Board’s Role in Risk Oversight

Assessing and managing risk is the responsibility of management of First Financial. Our Board, with the assistance of the Risk Committee and other Board committees as discussed below, reviews and oversees our Enterprise Risk Management (“ERM”) program, which is an enterprise-wide program designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk consideration into decision-making. The ERM program was established to clearly define risk management roles and responsibilities, bring together senior management to discuss risk, and promote visibility and constructive dialogue around risk at all levels of the organization. The Company’s risk governance structure starts with each line of business being responsible for managing its own risks. In addition, the Board and executive management have appointed a Chief Risk Officer to support the risk-oversight responsibilities of the Board and its committees and to involve management in risk management by establishing committees comprised of management personnel who are assigned responsibility for oversight of particular risk areas in the organization. An Enterprise Risk Management Committee (“ERMC”) comprised of senior management is the senior most focal point within our Company to monitor, evaluate and recommend comprehensive policies and solutions to deal with all aspects of risk and to assess the adequacy of any risk remediation plans in the Company’s businesses. Currently reporting up to the ERMC are various risk-related committees whose members are comprised of lines of business, risk management and senior officers. The Chief Risk Officer provides the board with a quarterly risk profile of the Company, as well as a report on the risk exposure of the Company from the viewpoint of the ERMC. Under the ERM program, management develops a holistic portfolio of Company enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments and incorporating information regarding specific categories of risk gathered from various internal Company operations. Management then develops risk response plans for risks categorized as needing management focus and response and monitors other identified risk focus areas. Management provides regular reports on the risk portfolio and risk response and monitoring efforts to the ERMC and to the Risk Committee.

Our Board assumes a significant oversight role in risk management both through its actions as a whole and through its committees.

•	The Risk Committee assists the Board in overseeing enterprise-wide risks, including credit, market, operational, technology, regulatory, legal risk, strategic and reputation risks. The Risk Committee’s role and its relationship with the Board regarding risk oversight are more fully described under “Meetings of the Board of Directors and Committees of the Board – Board Committees - Risk Committee.”

•	The Compensation Committee evaluates, with our senior officers, risks posed by our incentive compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to us, in order to avoid programs that might encourage such risks. The Compensation Committee’s role and its relationship with the Board are more fully described under “Committees of the Board – Compensation Committee” and “Compensation Committee Report.”

•	The Audit Committee reviews our internal control systems to manage and monitor financial reporting and accounting risk with management and our internal audit department. The Audit Committee’s role and its relationship with the Board are more fully described under “Committees of the Board – Audit Committee.”

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•	The Corporate Governance and Nominating Committee (“CGNC”) oversees our corporate governance functions. The Governance Committee’s role and its relationship with the Board are more fully described under “Committees of the Board – Corporate Governance and Nominating Committee.”

•	Effective in 2012, the M&A/Capital Markets Committee oversees the Company’s capital markets, treasury and capital planning activities. This committee’s role and relationship with the board are more fully described under “Committees of the Board – M&A/Capital Markets Committee.”

Select members of management attend all Board meetings and are available for questions regarding particular areas of risk. While each of these committees is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board is regularly informed through committee reports about such risks.

Director Independence

The Board has determined that eleven (11) of its current twelve (12) members are independent directors as that term is defined under the rules of the Nasdaq. All directors, other than our CEO, Claude E. Davis, are independent directors. To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with the Company and its affiliates fall within these categories is independent:

•	A loan made by First Financial Bank to a director, his or her immediate family or an entity affiliated with a director or his or her immediate family, or a loan personally guaranteed by such persons if such loan (i) complies with federal regulations on insider loans, where applicable; and (ii) is not classified by the bank’s credit committee or by any bank regulatory agency which supervised the bank as substandard, doubtful or loss;

•	A deposit, trust, insurance brokerage, investment advisory, securities brokerage or similar client relationship between First Financial Bank or its subsidiaries and a director, his or her immediate family or an affiliate of his or her immediate family if such relationship is on customary and usual market terms and conditions;

•	The employment by the Company or its subsidiaries of any immediate family member of the director if the employee serves below the level of a Senior Vice President;

•	Purchases of goods or services by the Company or any of its subsidiaries from a business in which a director or his or her spouse or minor children is a partner, shareholder or officer, if the director, his or her spouse and minor children own five (5%) percent or less of the equity interests of that business and do not serve as an executive officer of the business; or

•	Purchases of goods or services by the Company, or any of its subsidiaries, from a director or a business in which the director or his or her spouse or minor children is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her spouse or minor children or such business in the last calendar year does not exceed the greater of either $200,000 or 5% of the gross revenues of the business.

Pursuant to its charter, the Audit Committee reviews and ratifies all related party transactions. Any loans to a director or a related interest are approved by the Board in accordance with banking laws. For a discussion of such relationships, see “—Other Business Relationships.”

Transactions with Related Parties / Other Business Relationships

Corinne R. Finnerty, a director of the Company, is a shareholder and an officer of McConnell Finnerty PC, which has been retained by First Financial Bank, N.A. and previous Company bank subsidiaries during the prior fiscal year and the current fiscal year. During 2012, the Company’s subsidiaries paid the firm $13,155 in legal fees and reimbursable expenses (excludes court costs, regarding fees, etc.). The Board has determined that these payments, which are below the applicable limits established by the rules of the Nasdaq, do not affect Ms. Finnerty’s status as an independent director. Pursuant to policies adopted by the Board (discussed in the following paragraph), Ms. Finnerty’s firm has not accepted any new matters from the Company since 2011.

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Effective 2011, the Board adopted changes to its Corporate Governance Principles that provides that no director shall perform professional services for the Company or its affiliates. Such prohibition shall apply to such services provided (1) directly by the director (or an immediate family member) or (2) where the director (or an immediate family member) is affiliated with the organization that provides the professional services to the Company. Professional services can be characterized as advisory in nature, generally involves access to sensitive company information or to strategic decision-making, and typically have a commission- or fee-based payment structure. For the purposes of these Principles, professional services generally include, but are not limited to the following: investment services; insurance services; accounting/auditing services; consulting services; marketing services; legal services; property management services; realtor services; lobbying services; executive search services; and IT consulting services. This prohibition does not apply to services initiated prior to January 1, 2011.

On December 20, 2012, First Financial Bank sold a downtown Columbus, Indiana office building consisting of approximately 13,250 square feet (“Columbus Building”) to SIHO Insurance Services (“SIHO”). Director David Barker is the President and CEO of SIHO. The purchase price was $800,000. In addition, First Financial Bank was granted a three month lease with respect to the Columbus Building at a rent of $4,500 per month and an option to rent for up to an additional six months at $7,000 per month. The bank also is responsible for all utilities. Furthermore, SIHO granted the Bank a one-year ATM lease with additional five one-year options. The bank is financing a portion of the Columbus Building purchase price in accordance with Regulation O. By negotiating directly with SIHO, the bank was able to save on real estate commissions. Furthermore, we were also able to lease back the property at below market rates for the first three months, providing us with time to find alternative space for affected employees.

Indebtedness of Directors and Management

Some of the officers and directors of the Company and the companies with which they are associated were clients of the banking subsidiary of the Company. The loans to such officers and directors and the companies with which they are associated (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

First Financial Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers, principal shareholders and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. We presume that extensions of credit which comply with the Federal Reserve Regulation O to be consistent with director independence. In other words, we do not consider normal, arms-length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Board Self-Assessment

The Board conducts a self-assessment annually, which our CGNC reviews and discusses with the Board. In addition, each of the committees of the Board is expected to conduct periodic self-assessments.

Director Education

The Board recognizes the importance of its members keeping current on Company and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board. Also, the Board encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations, and externally-offered programs.

Nominating Procedures

It is the CGNC’s policy that it will consider director candidates recommended by shareholders in accordance with the procedures outlined in the Company’s Regulations. Under those procedures, shareholders who wish to nominate individuals for election as directors must provide:

•	The name and address of the shareholder making the nomination and the name and address of the proposed nominee;
•	The age and principal occupation or employment of the proposed nominee;
•	The number of common shares of the Company beneficially owned by the proposed nominee;
•	A representation that the shareholder making the nomination:

-  Is a holder of record of shares entitled to vote at the meeting, and

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-  Intends to appear in person or by proxy at the meeting to make the nomination;

•	A description of all arrangements or understandings between the shareholder making the nomination and the proposed nominee;
•	Any additional information regarding the proposed nominee required by the proxy rules of the Securities and Exchange Commission (the “SEC”) to be included in a proxy statement if the proposed nominee has been nominated by the Company’s Board; and
•	The consent of the proposed nominee to serve as a director if elected.

In order to be recommended for a position on the Company’s Board by the committee, a proposed nominee must, at a minimum, (i) be able to comply with the Company’s Corporate Governance Principles, and (ii) through a combination of experience and education have the skills necessary to make an effective contribution to the Board. In accordance with the Company’s Regulations, no one may be elected to the Board after reaching his or her seventieth birthday.

In connection with next year’s Annual Meeting of Shareholders, the committee will consider director nominees recommended by shareholders provided that notice of a proposed nomination is received by the Company no later than February 27, 2014, as provided in the Company’s Regulations. Notice of a proposed nomination must include the information outlined above and should be sent to First Financial Bancorp, Attention: Gregory A. Gehlmann, General Counsel & Secretary, 255 E. Fifth Street , Suite 700, Cincinnati, OH 45202.

Director Qualifications/Diversity

The committee identifies nominees for director through recommendations by shareholders and through its own search efforts, which may include the use of external search firms. The committee evaluates nominees for director based upon criteria established by the committee and applies the same evaluation process to all director nominees regardless of whether the nominee is recommended by a shareholder. The criteria evaluated by the committee include, among other things, the candidate’s judgment, integrity, leadership ability, business experience and ability to contribute to board member diversity (including, but not limited to gender, race, and ethnicity, as well as experience, geography, qualifications, attributes and skills) in a wide variety of areas. Although our Corporate Governance Principles discuss its importance, we have not established a particular policy regarding the consideration of diversity in identifying director nominees. However, the CGNC recognizes that racial and gender diversity of the Board is an important part of its analysis as to whether the Board constitutes a body that possesses a variety of complementary skills and experiences. The committee also considers whether the candidate meets independence standards, is “financially literate” or a “financial expert,” is available to serve, and is not subject to any disqualifying factor. No one individual trait is given particular weight in the decision process. We believe each of the Company’s directors and director nominees possess the personal characteristics needed for the responsibilities as a director.

Stock Ownership Guidelines

The Company requires directors to own First Financial stock equal to at least three times the director’s annual retainer within three years of first becoming a director of the Company. All directors who have been non-employee directors for at least three years are in compliance with this requirement. The requirement in the First Financial Bank, N.A. Bylaws that directors own at least $1,000 of First Financial stock upon election or appointment to the Board is still in place. The Company recently revised the guidelines for directors to include 4,000 shares or three times the annual retainer whichever is less. This revision to the guidelines was in effect on the date of the 2012 shareholder meeting. The Company also implemented stock ownership and retention guidelines for its NEOs. For NEO ownership and retention guidelines, see “Compensation Discussion and Analysis – Other Guidelines and Procedures Affecting Executive Compensation – Share Ownership and Share Retention Guidelines.”

Director Change in Status

In the event of a change in the principal occupation, business association or residence of a director, such director shall submit his/her resignation to the Chair of the CGNC. The CGNC shall determine if it is in the best interest of the Company to accept the resignation or to allow for such director to continue serving as a member of the Board.

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Other Directorships and Committee Memberships

To preserve independence and to avoid conflicts of interest, directors are to limit the number of other public company boards on which they serve to three or fewer. Directors are to advise the Chairman of the Board and the Chair of the CGNC before accepting an invitation to serve on another public company board. Members of the Audit and Compensation Committees are discouraged from serving on a number of similar committees of other public companies that would affect their ability to function effectively on the Boards and their committees. In addition:

•	The CEO is limited to serving on the boards of no more than two additional public companies; and
•	Absent prior approval by the CGNC, all Board members are expected to limit their board membership on non-public/charitable organizations to no more than five.

Codes of Conduct and Ethics and Corporate Governance Principles

We have adopted a Code of Conduct which applies to all First Financial (including subsidiaries) directors, officers and employees. The code governs the actions and working relationships of First Financial employees, officers and directors. The code addresses, among other items, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of corporate assets and compliance with laws, rules and regulations and encourages the reporting of any illegal or unethical behavior. All newly hired employees are required to certify that they have reviewed and understand this code. In addition, each year all other employees receive training and are asked to affirmatively acknowledge their obligation to follow this code.

We also maintain a Code of Ethics for Senior Financial Officers which addresses some of the same issues as the Code of Business Conduct such as the importance of honesty, integrity and confidentiality, but establishes specific standards related to financial controls and reporting for Senior Financial Officers of First Financial. We will disclose any substantive amendments to or waiver from provisions of the code made with respect to the Chief Executive Officer, principal financial officer or principal accounting officer on our website.

We have also adopted Corporate Governance Principles, which are intended to provide guidelines for the governance of First Financial by the Board and its committees. The Corporate Governance Principles cover, among other issues, executive sessions of the Board, director qualifications, director responsibility, director independence, voting for directors, limitations on other boards, continuing education for members of the Board and internal performance evaluations.

These documents are available within the Investor Relations section of our website at www.bankatfirst.com/investor under the “Corporate Governance” link.

Whistleblower Procedures

The Audit Committee and the Board have approved procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, internal accounting controls, auditing matters and legal or regulatory matters. There are also procedures for the submission by the Company or affiliate associates of confidential, anonymous reports to the Audit Committee of concerns regarding questionable accounting or auditing matters.

Succession Planning

In light of the critical importance of executive leadership to First Financial’s success, we have instituted an annual succession planning process, which is guided by the CGNC. The process started first for our CEO and has been developed for the CEO’s direct reports and will be implemented enterprise-wide for senior-level managers. Management regularly identifies high potential executives for additional responsibilities, new positions, promotions or similar assignments to expose them to diverse operations within the Company, with the goal of developing well-rounded and experienced senior leaders. As part of the annual process, the CEO and talent management collaborate with the CGNC to prepare succession and management development and review. The CGNC reports to the full board on its findings and the Board deliberates in executive session on the CEO succession plan.

Policy on Majority Voting

The Board recognizes that, under the Articles and Regulations, director nominees who receive the greatest number of shareholder votes are automatically elected to the Board, regardless of whether the votes in favor of such nominees constitute a majority of the voting power of First Financial. Nevertheless, we have adopted a policy on majority voting for the election of directors in our Corporate Governance Principles. You can view these within the Corporate Governance section of our website at www.bankatfirst.com/investor. The policy requires nominees who receive a greater number of votes “withheld” from his or her election than votes “for” his or her election to tender his or her written resignation to the CGNC for consideration by the committee following the certification of the shareholder vote. This requirement applies only in an uncontested election of directors, which is an election in which the only nominees are persons nominated by the Board.

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The committee will then consider such resignation and make a recommendation to the Board concerning whether to accept or reject such resignation. In determining its recommendation to the Board, the committee will consider all factors deemed relevant by members of the committee including, without limitation, the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on such committee in such capacity), and whether the director’s resignation from the Board would be in the best interest of First Financial and its shareholders.

The committee also will consider a range of possible alternatives concerning the director’s tendered resignation as the members of the committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the committee to have substantially resulted in the “withheld” votes. The Board will take formal action on the committee’s recommendation no later than 90 days following the certification of the shareholder vote. In considering the committee’s recommendation, the Board will consider the information, factors and alternatives considered by the committee and such additional information, factors and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision, together with a full explanation of the process by which the Board made its decision and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation within four business days after the Board makes its decision.

Communicating with the Board of Directors

The Board has established a process by which shareholders may communicate with the Board. Shareholders may send communications to the Company’s Board or to individual directors by writing to:

Attn: Board of Directors (or name of individual director)

First Financial Bancorp

255 E. Fifth Street, Suite 700

Cincinnati, OH 45202

Letters mailed to this address will be received by the director who serves as Chair of the Audit Committee or the director who serves as Chair of the Corporate Governance and Nominating Committee, as alternate. A letter addressed to an individual director will be forwarded unopened to that director by the Chair of the Audit Committee.

Information regarding this process is also available within the Investor Relations section of our website at www.bankatfirst.com/investor under the “Corporate Governance” link. For questions regarding this process, shareholders may contact the Company’s General Counsel & Secretary, Gregory A. Gehlmann, at First Financial Bancorp, 255 E. Fifth Street, Suite 700, Cincinnati, OH 45202.

Meetings of the Board of Directors and Committees of the Board

Board Meetings

During the last fiscal year, the Board held eight regularly scheduled meetings. The Board of Directors believes that it is important for directors to participate in scheduled board and committee meetings and to attend the Annual Meeting. It is the policy of the Board that directors who participate in fewer than 75% of scheduled board and committee meetings, or who do not attend the Annual Meeting, unless excused by the Board, are subject to not being re-nominated to the Board. During 2012, all of the incumbent nominees attended more than 75% of the scheduled meetings. Eleven of the company’s directors attended the 2012 Annual Meeting.

Executive Sessions of Non-Management Directors

The independent directors meet in regularly scheduled meetings at which only the independent directors are present. During 2012, the independent directors held five such meetings.

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Board Committees

The Board has the following standing Committees: Audit, Compensation, Corporate Governance and Nominating, M&A/Capital Markets and Risk. Other committees are formed as needed.

Corporate Governance and Nominating Committee. The CGNC reports to the Board on corporate governance matters, including the evaluation of the Board and its committees and the recommendation of appropriate board committee structures and membership. The committee also establishes procedures for the director nomination process and recommends director nominees for Board approval. Furthermore, the committee oversees and monitors the CEO and other executive succession. The committee is comprised of the following directors, each of whom satisfies the definition of independence for Nominating Committee members under the rules of the Nasdaq and SEC: J. Wickliffe Ach (Chair), Cynthia O. Booth, Corinne R. Finnerty and Richard E. Olszewski. The Committee held four meetings during 2012.

Compensation Committee. The Compensation Committee’s primary responsibilities include:

•	Determining and approving the compensation of the CEO and each executive officer of the Company as determined pursuant to Rule 16a-1(f) under the Securities Exchange Act of 1934;

•	Evaluating the performance of the Company’s CEO for all elements of compensation and other executive officers with respect to incentive goals and objectives approved by the committee and then approving all executive officers’ compensation based on those evaluations and other individual performance evaluations provided to the committee;

•	Reviewing and evaluating all equity and benefit plans of the Company in accordance with applicable laws, rules and regulations;

•	Overseeing the preparation of the compensation discussion and analysis and recommending to the full Board its inclusion in the annual proxy statement in accordance with applicable laws, rules and regulations;

•	Annually reviewing the executive incentive compensation arrangements to see that such arrangements do not encourage such officers to take unnecessary and excessive risks that threaten the value of the Company; and

•	Recommending to the Board compensation for directors.

The committee has the authority to retain compensation consultants to assist in the evaluation of director and executive compensation. During 2012, the committee utilized the services of an independent compensation consultant.

The Compensation Committee is comprised of the following directors, each of whom satisfies the definition of independence for Compensation Committee members under the rules of the Nasdaq and SEC: Susan L. Knust (Chair), J. Wickliffe Ach, David S. Barker, and William J. Kramer. The Compensation Committee held six meetings during 2012.

Audit Committee. The Audit Committee oversees the audit functions of the Company and First Financial Bank, N.A. The committee is responsible for overseeing the Company’s accounting and financial reporting processes, the external auditors’ qualifications and independence, the performance of the Company’s internal audit function and the external auditors, and the Company’s compliance with applicable legal and regulatory requirements. The committee is comprised of the following directors, each of whom satisfies the definition of independence for Audit Committee members under the rules of the Nasdaq and the SEC: William J. Kramer (Chair), David S. Barker, Donald M. Cisle, Sr., and Maribeth S. Rahe. The Board has determined William J. Kramer is an Audit Committee financial expert serving on the Audit Committee. The Audit Committee held nine meetings during 2012.

Risk Committee. The Risk Committee oversees enterprise-wide risks, including interest rate, credit, reputation, strategic, technology, operational, legal, regulatory, governance, reputation, market, liquidity and reporting risks. To the extent it deems necessary or appropriate, the Risk Committee carries out the following responsibilities, among others:

•	Review and approve significant risk assessment and risk management policies, and develop and implement additional policies relating to risk assessment and risk management;

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•	Evaluate risk exposure and tolerance;

•	Consult with the Chief Risk Officer regarding credit and other risks, as appropriate;

•	Consult with the Audit and Compensation Committees regarding financial and compensation risks, as appropriate; and

•	Engage our management in ongoing risk appetite discussions as conditions and circumstances change and new opportunities arise.

The Risk Committee is comprised of the following directors, each of whom satisfies the definition of independence for Risk Committee members under the rules of the Nasdaq and SEC: Richard E. Olszewski (Chair), Cynthia O. Booth, Mark A. Collar, and Corrine R. Finnerty. The Risk Committee held four meetings during 2012.

M&A/Capital Markets Committee. Effective 2012, the committee is responsible for oversight of the Company’s capital markets, treasury and capital planning activities. This committee is comprised of the following directors, each of whom satisfies the definition of independence under the rules of the Nasdaq and SEC: Murph Knapke (Chair), David S. Barker, Mark A. Collar, William J. Kramer and Maribeth S. Rahe. The Committee held four meetings during 2012.

Availability of Committee Charters. The Corporate Governance and Nominating, Compensation, Risk, Audit, and M&A/Capital Markets Committees operate pursuant to separate written charters adopted by the Board. Each committee reviews the charter at least annually. Copies of the charters are available within the Investor Relations section of our website at www.bankatfirst.com/investor under the “Corporate Governance” link. The information contained on the website is not incorporated by reference or otherwise considered a part of this document.

BOARD COMPENSATION FOR FISCAL 2012

The Compensation Committee reviews the individual components and total amount of director compensation at least annually. The Compensation Committee will recommend changes in director compensation to the Board aided by its review of competitive pay data for non-employee directors of financial services companies in the Company’s Peer Group. It may recommend changes to director compensation more or less frequently based on its analysis of this competitive data. The Compensation Committee uses the same Peer Group for this purpose as used by the committee to determine competitive pay for NEOs. See “-External Benchmarks” in the CD&A. The Compensation Committee has retained Towers Watson to act as the committee’s independent compensation consultant. Our director compensation is designed to align the Board with its shareholders, and to attract, motivate, and retain high performing members critical to the Company’s success.

Name	Fees Earned or Paid in Cash ($) (1) (2)	Stock Awards ($)(3)		All Other Compensation ($)(4)	Total ($)
J. Wickliffe Ach	$53,500	$—		$1,758	55,258
David S. Barker	43,750	20,003	(3)	1,202	64,955
Cynthia O. Booth	36,750	20,003	(3)	1,202	57,955
Donald M. Cisle, Sr.	43,500	—		1,758	45,258
Mark A. Collar	38,250	20,003	(3)	2,332	60,585
Corinne R. Finnerty	37,500	—		1,758	39,258
Murph Knapke	74,500	20,003	(3)	2,332	96,835
Susan L. Knust	47,500	20,003	(3)	1,202	68,705
William J. Kramer	55,000	20,003	(3)	2,332	77,335
Richard E. Olszewski	45,750	—		1,758	47,508
Maribeth S. Rahe	41,250	20,003	(3)	1,202	62,455

(1)	Includes retainers, board and committee attendance fees and retainers for committee chairs for both First Financial Bancorp and First Financial Bank.

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(2)	Pursuant to the Company’s Director Fee Stock Plan, directors may elect to have all or any part of the annual retainer fee paid in the Company’s common shares. See also “- Director Stock Fee Plan.” This column includes fees used to purchase shares under such plan as follows:

Name	Amount of Fees Used to Purchase Common Shares
J. Wickliffe Ach	$5,625
David S. Barker	22,500
Cynthia O. Booth	10,000
Mark A. Collar	2,250
Corinne R. Finnerty	12,045
Murph Knapke	13,128
Susan L. Knust	11,250
William J. Kramer	10,420
Richard E. Olszewski	14,937
Maribeth S. Rahe	22,500

(3)	Total value is computed utilizing the grant date market value for restricted stock awards. See Note 20—Stock Options and Awards of the Company’s Annual Report on Form 10-K for additional information on valuation methodology. Based on the closing price of First Financial’s common shares as of the date of grant (May 22, 2012) of $15.99 per share, each director received 1,251 shares. All shares vest on May 22, 2013. Dividends on unvested restricted stock are held in escrow and only paid upon vesting of the shares. See “Director Stock Plans.”

(4)	Includes dividends paid on unvested restricted stock awards (with respect to stock grants made prior to 2010) and accrued dividends on restricted stock vesting in 2012.

Board/Committee Fees

Prior to July 23, 2012 the non-employee directors of the Company and First Financial Bank received (a) annual retainers of $10,000 and $10,000, respectively; and (b) $750 for each board and committee meeting attended. Effective July 23, 2012, board meeting fees were eliminated and the non-employee directors of the Company and First Financial Bank received (a) annual retainers of $13,000 and $13,000, respectively, which were pro-rated for the third and fourth quarters of 2012. In addition, committee chairs receive annual retainers of $7,500; however, the Chairs of the Audit and the Compensation Committee receive a $10,000 annual retainer. These chair retainers are to recognize the extensive time that is devoted to committee matters including meetings with management, auditors, attorneys and consultants and preparing committee agendas. Furthermore, the Chair and Vice Chair of the Company receive additional annual retainers of $40,000 and $7,500 annually, respectively. Director fees are paid quarterly.

Director Stock Plans

In 2009, First Financial’s shareholders approved the 2009 Non-Employee Director Stock Plan and in 2012 approved amendments to the plan. The plan provided that directors can receive options and/or restricted stock awards. In 2012, directors received approximately $20,000 in value of restricted stock. Effective 2013, upon election or re-election to a one-year term, each non-employee director will receive $26,000 in value of restricted stock which vests one year from the date of grant. The Chair of the Company will receive an additional $2,500 in value of restricted stock which also vests one year from the date of grant. Grants to non-employee directors are made on the date of the Annual Meeting based on the closing price of the Company’s common shares that day.

In addition, shares reserved under the 2012 Stock Plan also are available for grant to directors once shares from the 2009 Non-Employee Director Stock Plan are depleted.

Stock Grants to Nominee Directors

In the event that the eleven non-executive directors are re-elected to the Board, each director will receive a grant of $26,000 of restricted stock from the 2009 Non-Employee Director Stock Plan. At April 1, 2013, the closing price of our common shares was $15.77 per share, which would equate to a grant of approximately 1,648 restricted shares each. In addition, the Chair of the Company will receive $2,500 in value of restricted stock. All restricted stock grants will vest one year from the date of grant and all dividends on such restricted stock will accrue and be paid at the same time as the restricted stock vests.

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Director Fee Stock Plan

Each year, directors are given the opportunity to have all or a portion of their board fees invested in the Company’s common stock. Elections are made once a year. Shares are purchased on the open market by an independent broker dealer after the payment of the quarterly board fees.

Reimbursement

Directors are entitled to reimbursement of their reasonable travel expenses for attending Board and committee meetings. Claude E. Davis, who is also an employee of the Company, did not receive any additional fees for serving on the Board and therefore has been omitted from the table. For a discussion of Mr. Davis’ compensation, see “Executive Compensation.”

COMPENSATION COMMITTEE REPORT

In its capacity as the compensation committee of the Board, the Compensation Committee has reviewed and discussed with management the CD&A below. Based on this review and these discussions, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Members of the Compensation Committee:

Susan L. Knust, Chair
J. Wickliffe Ach
David S. Barker
William J. Kramer

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Introduction

This CD&A describes and explains the material elements of 2012 compensation for the five executive officers named in the Summary Compensation Table. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition we explain how and why the Compensation Committee of our Board arrived at specific compensation policies and decisions involving the NEOs who are listed below:

Claude E. Davis, President and Chief Executive Officer

C. Douglas Lefferson, Executive Vice President and Chief Banking Officer

J. Franklin Hall, Executive Vice President and Chief Financial Officer

Gregory A. Gehlmann, Executive Vice President and Chief General Counsel

Kevin T. Langford, Executive Vice President and Chief Administrative Officer

You should read this section of the proxy statement in conjunction with the advisory vote that we are conducting on the compensation of our NEOs (see Proposal 3 – Advisory (Non-Binding) Resolution on Executive Compensation). This CD&A contains information that is important to your voting decision.

Executive Summary

The banking industry faced another challenging year in 2012 with continued high unemployment; a historically low interest rate environment and slow economic growth. Despite these challenges, First Financial remained profitable for an 89th consecutive quarter. And previous investments aimed at creating long-term franchise value such as the acquisition of banking centers in Dayton and Indianapolis and the expansion of specialty finance products began to show promising returns in 2012. In addition, financial operating results remained solid throughout the year as continued execution of our strategic plan resulted in key profitability metrics exceeding standard performance for similar financial institutions across the country.

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2012 Business Highlights

•	Return on assets was 1.07% compared to the KBW Regional Bank Index Component company median of 0.96%
•	Return on equity was 9.43% compared to the KBW Regional Bank Index Component company median of 8.34%
•	Almost 45% of total uncovered loan growth came from Indianapolis and Dayton markets with added deposit relationships contributing to earnings via a 9.6% increase in deposit-related fee revenue
•	Maintained a strong capital position and continued the dividend payout of 100% of quarterly earnings
•	Share repurchase of 460,500 shares coupled with dividends paid resulted in 110.8% of 2012 full year net income returned to shareholders
•	Ended 2012 with strong loan and core deposit growth
•

Five-year cumulative return to shareholders exceeds that of the Nasdaq Composite Index and the KBW Regional Bank Index (which are peers under the STIP), as well as our 2012 compensation benchmarking peers (See “Pay for Performance” discussion below)

For a detailed discussion of our overall performance in 2012, we refer you to our 2012 Annual Report available on our website at www.bankatfirst.com/investor. To request a copy, see “Annual Report” on the last page of this proxy statement.

2012 Executive Compensation Highlights

•	Modest increases were made to NEO base salaries (3% - 6%) consistent with competitive and Company-wide merit practice
•	Target incentives were increased for three NEOs to align with competitive market
•	Financial performance of the Executive STIP produced a payout of 96.9% of target. However, to further support commitment to efficiency initiatives the Compensation Committee reduced the payout to 86.1% of target
•	The Compensation Committee retained Towers Watson to provide general executive compensation consulting services to the committee and to support management’s need for advice and counsel
•	Obtained shareholder approval for the 2012 Stock Plan and the Amended and Restated 2009 Amended Non-Employee Director Stock Plan

2012 Corporate Governance Highlights

•	Received 97.8% support for 2012 Advisory Vote on Executive Compensation (“Say on Pay”). In light of considerable shareholder approval, we did not make significant changes to our 2012 program. However, the committee did modify the approach for 2013 by incorporating a performance-based vesting feature for 50% of the CEO’s 2013 long-term incentive award. (See “Committee Actions for 2013”).
•	Implemented stock ownership and retention requirements for the CEO and NEOs, respectively
•	Continued to inventory all incentive compensation plans and evaluate for excessive risk

Committee Actions for 2013

The design of the executive compensation program is reviewed annually by the Company and the committee to ensure the program continues to support the Company’s compensation philosophy and strategic business objectives. During the most recent review, the Company identified opportunities to more closely align the program with the overall compensation philosophy and objectives. An overview of the material changes made for 2013 is shown below.

• •

On January 17, 2013, Anthony M. Stollings, EVP and Chief Risk Officer also became Chief Financial Officer of the Company and thus became a NEO for 2013

Base salaries were increased by approximately 3-4% for all NEOs with the exception of Mr. Anthony M. Stollings whose base salary increased 15% as a result of his recent promotion in 2013 to CFO

•	There were no target incentive changes for NEOs except for Mr. Stollings whose long-term incentive target increased from 40% to 50% as a result of his recent promotion to CFO
•	The Company expects to enter into an employment agreement with Mr. Stollings (similar to the current NEO agreements) and a severance and change-in-control agreement with Mr. Langford
•	The Company’s 2013 Short-Term Incentive Plan Payout will be based on the Company’s one-year performance vs. peers relative to the following equally weighted plan metrics for all participants: return on assets, earnings per share growth and efficiency ratio

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•

For 2013, one-half of Mr. Davis’ long-term incentive award (24,281 shares) is comprised of performance-based restricted stock that vests after three years only upon the attainment of certain pre-determined performance measures (generally total shareholder return and return on assets). The award is structured such that at the end of the three-year performance period:

o     No portion of the award may vest if performance against peers in the KBW Regional Bank Index is below the 25th percentile

o     Above median performance (60th percentile versus peers) must be achieved in order for 100% of the award to vest

o     The award has limited upside potential. The maximum payout is capped at 120% of the initial award amount for performance at or above the 75th percentile.

o     50% of the after-tax shares earned must be held for 24 months or until retirement

•	All other 2013 long-term incentive awards for NEOs were awarded in restricted shares that vest over a three-year period beginning March 6, 2013 (no change from 2012) with an added requirement that 50% of after-tax vested shares must be held for two years following vesting

Opportunity for Shareholder Feedback

The committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the committee as described under the heading “Communicating with the Board of Directors” in this proxy statement. In addition, the advisory vote on the compensation of the NEOs provides shareholders with an opportunity to communicate their views on our executive compensation program.

Compensation Philosophy and Objectives

The Company’s compensation philosophy is based on the following guiding principles that the Compensation Committee believes best support the overall objectives of the executive compensation program. Our executive compensation programs should:

•	Drive alignment between Company strategy, executive pay, and shareholder value creation
o	Create a clear line of sight between individual responsibilities and company objectives
o	Provide transparency around corporate goals and objectives, measures and performance outcomes
o	Incorporate simplicity, flexibility and discretion to reflect individual circumstances and changing business conditions/priorities
•	Pay for Performance
o	Align with market (peer) median for target performance and incorporate upside potential for top quartile performance
o	Differentiate based on performance, contribution, and value added
•	Attract, motivate, and retain key talent to deliver consistent long-term performance
o	Promote a competitive, balanced market-based total compensation package
o	Support internal equity through eligibility and target opportunities
•	Incorporate proper governance practices to prevent/mitigate inappropriate risk-taking by:
o	Encompassing a long-term focus with the ability to clawback compensation
o	Maintaining a substantial portion of pay at risk
o	Including threshold requirement(s) before payout is made

Elements and Mix of Compensation

To achieve the above-stated principles and objectives, the 2012 executive compensation program, as in prior years, consisted primarily of the following elements:

•	Base Salary. To competitively compensate for day-to-day contributions, skills, experience and expertise.

•	Annual short-term incentive compensation. To motivate and share in the rewards of the current year’s results.

•	Long-term equity incentive compensation. To motivate and share in the rewards of sustained long-term results and value creation consisting of restricted stock.

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•	Non-performance based benefits. To provide for the security and protection of executives and their families, including:
o	Employment agreements (including change-in-control and severance);
o	Retirement and other benefits;
o	Certain perquisites and other personal benefits; and
o	Deferred compensation opportunities.

The Compensation Committee takes a holistic approach to establishing the total compensation package for its executives and each element of compensation is interdependent of the other elements. Applying the Company’s core values and drawing upon the principles and philosophy discussed above, the Compensation Committee utilizes the various elements of compensation as building blocks to construct a complete compensation package for each executive that appropriately satisfies the core design criteria of pay for performance, alignment with shareholder interests, competitiveness, and compliance with all legal and regulatory guidelines.

The mix and the relative weighting of each compensation element reflect the competitive market and the Company’s compensation philosophy. The mix of pay may be adjusted from time to time to best support our immediate or longer-term objectives, changes in executive responsibility, as well as internal consistency.

Target compensation for each NEO is a mix of cash and long-term incentives. A substantial portion of this mix is at risk and varies based on performance. The emphasis on compensation elements related to performance is specifically intended to affect the actual level of compensation realized versus target. If First Financial performs well (based on internal objectives, as well as peer group comparison) and longer-term shareholder value increases, award levels are intended to be strong. If First Financial underperforms, award levels and values will be negatively impacted.

Below is a chart that reflects the mix of each element of target compensation as well as compensation at risk as percentages of target total compensation for 2012. Compensation at risk is comprised of short and long-term incentives. Approximately 63% of our CEO’s and 49% of our other NEOs’ target compensation in 2012 were subject to performance and/or vesting requirements and thus at risk.

	Base Salary	Annual Short-Term Incentive	Long-Term Incentive	% of Compensation at Risk
CEO	37%	22%	41%	63%
Other NEOs (Average)	50%	20%	29%	50%

The 2012 Compensation Decision-Making Process

Three parties play an important role in establishing compensation levels for First Financial’s executive officers: (i) the Compensation Committee; (ii) senior management and (iii) outside advisors. The sections that follow describe the role each of these parties plays in the compensation-setting process as well as other important factors that impact compensation decisions.

Role of the Compensation Committee. The Compensation Committee has the authority to:

•	Review and approve the composition of the comparator groups of companies (peers) used for benchmarking the Company’s pay practices, target pay opportunities, establish performance goals and objectives and evaluate company performance;
•	Approve the executive compensation plan design and target structure including setting targets for incentives, using management’s internal business plan, industry and market conditions and other factors;
•	Review the performance and compensation of the CEO and specified CEO direct reports, including the executive officers named in this proxy statement, as well as other officers;
•	Determine the amount of, and approve, each element of total compensation paid to the NEOs, and the general elements of total compensation for other senior officers. The Compensation Committee reviews all components of compensation (both target and actuals) for the CEO and the other NEOs, including base salary, bonus, and long-term incentives; and
•	Define potential payments to executive officers under various termination events, including retirement, termination for cause and not for cause, and upon a change-in-control.

In determining the amount of NEO compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole and the peer group specifically, as described above. It makes specific compensation decisions and awards based on such data, along with company performance, individual performance and other circumstances as appropriate.

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At meetings in early 2012, the Compensation Committee reviewed First Financial’s performance for the most recently completed fiscal year and the business plan for the coming year. This review considered corporate and individual performance, changes in any NEO’s responsibilities, data regarding peer practices, and other factors. In addition, the committee reviewed tally sheets prepared by management for each of the NEOs. The sheets provide a comprehensive view of the Company’s payout to each NEO, including compensation, benefits and perquisites. (See also “Tally Sheets”)

Role of Executive Management in Compensation Decisions for NEOs. Throughout the year, the Compensation Committee meets with the CEO and other executive officers to solicit and obtain recommendations with respect to the Company’s compensation programs and practices. The CEO makes recommendations to the Compensation Committee as to the appropriate base salaries, annual cash incentive opportunities and stock awards, as well as threshold, target and maximum performance objectives for the NEOs other than himself. In making a recommendation for any executive officer who does not report directly to him, the CEO considers compensation recommendations made by the executive officer’s manager.

Our talent management department and other members of management assist the Compensation Committee in the administration of the Company’s executive compensation program and the Company’s overall benefits program. Members of our talent management department periodically make available to the Compensation Committee information regarding the value of prior long-term incentive grants and participation in our plans. This information includes: (i) accumulated gains, both realized and unrealized, under restricted stock, stock option, and other equity grants; (ii) the cost of providing each perquisite; (iii) projected payments under our retirement plans; and (iv) aggregate amounts deferred under our nonqualified deferred compensation plans. Management helps prepare the information, including the tally sheets, used by the Compensation Committee in making its decision with the assistance of Towers Watson.

Management also provides the Compensation Committee with information regarding potential payments to our executive officers under various termination events, including both the dollar value of benefits that are enhanced as a result of the termination event and the total accumulated benefit, which is sometimes called the “walk-away” amount. Similar information is provided regarding the “Other Potential Post-Employment Payments” defined below (that table reports only the amount that is enhanced as a result of the termination event in order to not double-count compensation that we reported in previous years).

In 2012, the CEO, Chief Talent Management Officer, and Chief General Counsel attended committee meetings, but were not present at executive sessions when matters related to them were being decided. In addition, in early 2012, the Company retained an Executive Compensation Manager who attends committee meetings and participates in executive sessions of the committee.

The CEO participated in the portion of the Compensation Committee meeting at which compensation for the NEOs other than himself was discussed, along with Talent Management. No executive officer was part of the final deliberations and decisions impacting their own compensation. In approving compensation for 2012, the Compensation Committee considered the CEO’s recommendations. The Compensation Committee, in consultation with Towers Watson made its own determinations regarding the compensation for the CEO, which were then ratified and approved by the Board.

Role of the Compensation Consultant. To assist in its efforts to meet the objectives outlined above, in 2012 the Compensation Committee retained Towers Watson to provide general executive compensation consulting services to the committee and to support management’s need for advice and counsel. This independent consultant also performs special executive compensation projects from time to time as directed by the committee and reports to the Compensation Committee Chair. Pursuant to the Compensation Committee’s charter, the Compensation Committee has the power to retain or terminate such consultant and engage other advisors.

The independent compensation consultant typically collaborates with management to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the Compensation Committee. The consultant provides data regarding market practices and works with management to develop recommendations for changes to plan designs and policies consistent with the philosophies and objectives discussed earlier.

Fees of Compensation Consultant. As discussed earlier, in 2012, the Compensation Committee utilized Towers Watson to provide advice regarding the Company’s compensation practices for its executives and directors. Fees billed by Towers Watson in 2012 for advice and services provided to the Compensation Committee were $85,243.

During 2012, Towers Watson also provided services to our Company relating to non-executive compensation, including ad hoc compensation projects, retirement and pension plan administration, actuarial services and related disclosure requirements. Services provided to management and not the Compensation Committee were approved by management and not the Compensation Committee. Fees billed by Towers Watson in 2012 for additional services provided were $168,734.

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Upon consideration of factors pursuant to Nasdaq compensation committee independence rules, the committee has concluded that no conflict of interest exists that would prevent the outside compensation advisor from independently representing the committee. The committee’s conclusion was based on the following factors:

•	Executive compensation consulting services provided to the Compensation Committee and other consulting services provided to management were performed by separate and distinct divisions of Towers Watson;
•	The Compensation Committee’s decision to engage Towers Watson was independent of management’s engagement of Towers Watson;
•	Total fees paid in 2012 to Towers Watson were not material in the context of total revenues disclosed in the consulting firm’s most recent annual report;
•	Towers Watson has adopted and disclosed to the committee its executive compensation consulting protocols for client engagements and the committee believes these protocols provide reasonable indications that conflicts of interest will not arise;
•	The advisor reports directly to the Compensation Committee Chair;
•	The Compensation Committee members and executive officers of the Company have no business or personal relationship with the advisor; and
•	The Compensation Committee in its discretion determines whether to retain or terminate the advisor.

External Benchmarks. In evaluating the levels of compensation, the Compensation Committee utilizes the services of Towers Watson as its outside compensation advisor. To ensure market competitiveness, Towers Watson presents benchmarking information from published surveys of financial services companies of approximately the same asset size; information from surveys representative of the broader general industry population are utilized to provide appropriate compensation benchmarks for positions that are not specific to the financial services/banking industry.

Towers Watson also provides a customized proxy analysis of similarly sized publicly-traded financial services/banking organizations designated as the Company’s peer group. Companies have historically been included in our peer group based on their relevance in terms of asset size, business model, products, services and geographic location as compared to that of First Financial, as well as those the committee deems to be high performing financial institutions. The 2012 peer group, unchanged from 2011, consisted of the following 16 financial services companies:

•	1st Source Corp.	•	MB Financial, Inc.	•	Republic Bancorp, Inc.
•	Chemical Financial Corp.	•	IBERIABANK Corp.	•	WesBanco, Inc.
•	First Commonwealth Financial Corp.	•	Old National Bancorp	•	Wintrust Financial Corp.
•	FirstMerit Corp.	•	Park National Corporation	•	UMB Financial Corp.
•	First Merchants Corp.	•	PrivateBancorp, Inc.
•	First Midwest Bancorp, Inc.	•	Prosperity Bancshares, Inc.

The Compensation Committee considers data from these sources to benchmark the Company’s pay practices and target pay opportunities for the CEO, NEOs and the Board and to evaluate Company performance. Benchmark data is used to determine base salaries, as well as short-term and long-term incentive target opportunities for each NEO.

We believe that our market review assists us in making executive compensation decisions that are consistent with our objectives, especially those of attracting, retaining and motivating our executive officers and paying for performance. Also, because the current marketplace is the most relevant, when making annual executive compensation decisions, the Compensation Committee does not take into account an individual’s accumulated value from past compensation grants.

2013 Peer Group Changes. With data gathered from Towers Watson and management, the committee conducts its annual peer group review to assess the continued relevance of the individual peers. It was determined that primarily due to merger and acquisition activity, 38% of the 2012 peers exceeded more than twice the Company’s asset size at December 31, 2012. As a result, for 2013, the Committee decided to remove three peers (Wintrust Financial, PrivateBancorp and IBERIABANK ) whose asset levels were beyond the relevant scope and added three new peers (Texas Capital Bancshares, Inc., Trustmark Corporation, and National Penn Bancshares, Inc.) who more closely aligned with First Financial based on the peer selection criteria outlined above.

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Company Performance. Towers Watson provides an annual pay for performance analysis using most recent proxy filings that compares the Company’s pay and performance versus the peer group. This analysis demonstrates pay and performance in various perspectives to facilitate a broad assessment of how pay relates to performance. The committee reviews and discusses this information in the latter half of the year and it serves as one of the many other factors described herein the committee considers when making pay decisions for the following year.

In determining payouts under the short-term incentive plan, Company performance is also assessed across specific performance measures and a broader peer group (Component companies of the KBW Regional Bank Index) as described under “2012 Short-term Incentive Plan Design and Payout.” We believe the approach of reviewing pay and performance from multiple perspectives enables well-informed pay decisions both in terms of setting appropriate targets and determining the overall payout levels.

Shareholder Advisory Vote on Executive Compensation. At the annual meeting held on May 22, 2012, the Company’s 2011 executive compensation program received overwhelming shareholder approval with 97.8% of shareholder votes cast in favor of the Company’s “say on pay” resolution which was the same level of support as the previous year. The subsequent decisions made by the committee, as in prior years, carefully contemplate the substantial support shareholders consistently convey for our executive compensation program. The committee has and will continue to consider the Company’s “say-on-pay” vote results when making future compensation decisions. Although we did not make significant changes to our 2012 executive compensation program in light of considerable shareholder approval, the committee did modify the approach for 2013 by incorporating a performance-based vesting feature for 50% of the CEO’s 2013 long-term incentive award. (See “Committee Actions for 2013”).

Evaluation for Excessive Risk. The following outlines the method by which the Company reviews and evaluates compensation policies and procedures to prevent unnecessary and excessive risks that could threaten the value of the Company:

•	Internal compensation and risk management personnel conduct an annual review of the components of the Company’s incentive plans including any proposed design changes;
•	Incentive plans undergo a risk assessment that considers specific risk factors and plan alignment with the Guidance on Sound Incentive Compensation Policies adopted by banking regulators in 2010
•	The Compensation Committee discusses annually the relationship between risk management policies and practices and compensation policies and procedures
•	To further mitigate risk, the committee has responsibility for the annual evaluation and approval of the Company’s incentive compensation plans.

In light of the above reviews, the Company and the Compensation Committee have not identified any risks arising from our compensation policies and practices for our NEOs and our employees generally that are reasonably likely to have a material adverse effect on the Company. It is both the committee’s and management’s intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

Tally Sheets. When making executive compensation decisions, the Compensation Committee reviews tally sheets showing, for each executive officer: (i) targeted value of base pay, annual incentive bonus and equity grants for the current year and each of the past several years; (ii) actual realized value for each of the past several years (the sum of cash received, gains realized from equity awards, and the value of perquisites and other benefits); (iii) the amount of unrealized value from prior equity grants and accumulated deferred compensation; and (iv) the amount the executive could realize upon a change-in-control or any severance arrangement, which for First Financial includes only amounts from the acceleration of equity award vesting. Although tally sheets do not drive individual executive compensation decisions, the Compensation Committee uses tally sheets for several purposes. First, it uses tally sheets as a reference so that committee members understand the total compensation being delivered to executives each year and over a multi-year period. Tally sheets also enable the Compensation Committee to validate its strategy of paying a substantial portion of executive compensation in the form of equity by showing amounts realized and unrealized by executives from prior equity grants. In some cases, the Compensation Committee’s review of tally sheets may lead to changes in the NEO’s benefits and perquisites.

Use of Discretion and Other Factors in Pay Decisions. The exercise of discretion by the Compensation Committee in determining the various elements of compensation is an important feature of the Company’s compensation philosophy. Because First Financial has always taken the long-term view, we use judgment and discretion rather than rely solely on formulaic results and we do not reward executives for taking outsized risks that produce short-term results. Therefore, the Company believes it is important that the Compensation Committee have sufficient flexibility to respond to: (i) the Company’s unique circumstances; (ii) prevailing market trends; (iii) the rapidly evolving financial and regulatory environment in which the Company operates; (iv) the Company’s use of cross-functioning of executive assignments and cross-training as a matter of executive development and succession planning; and (v) risk management objectives. The Company also believes it is in the best interest of the Company and its shareholders that the Compensation Committee have sufficient discretion to recognize and reward extraordinary individual performance in non-financial areas that may or may not directly affect the Company’s achievement of specific financial metrics for a particular year, but are nevertheless important to long-range growth and the enhancement of stockholder value.

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2012 Compensation Decisions for Named Executives

Annual Base Salary Decisions. Base salary for our NEOs reflects their role and value to us. Base salaries are reviewed annually and adjusted as appropriate to reflect each NEO’s performance, contribution and experience as well as relative position to the market and each other. Base salary levels are a foundational component of compensation since several elements of compensation are linked to this core element (e.g., cash and stock incentives). At lower executive levels, base salaries represent the largest portion of total compensation, but at senior executive levels such fixed compensation is progressively replaced by compensation that is “at risk” and varies based on performance outcomes.

The Compensation Committee sets base salaries for named executives by utilizing published survey data that is position specific at or near the median of the estimated base salaries. In addition, the committee, to the extent available, will supplement the survey data with proxy information on base salaries paid by the Peer Group to executive officers with comparable positions. The committee will also allow for recognition of each executive’s role, contribution, performance and experience. The Compensation Committee annually reviews base salaries and has increased them as necessary to address competitive increases in median salaries by the Peer Group or to reflect increases in a particular NEO’s responsibilities. In February 2012, the Compensation Committee increased NEOs base salaries as follows:

•	The base salaries of Messrs. Davis, Hall, Gehlmann were increased by approximately 3% over 2011 levels consistent with competitive and Company-wide merit practice
•	The base salaries of Messrs. Lefferson and Langford were increased by 6.25% and 5.77% respectively to include both merit and market adjustments

The Compensation Committee believes that these modest base pay actions reasonably balanced the need to appropriately compensate and retain top management critical to the Company’s future growth.

Target Compensation Structure Changes. Target compensation levels for our NEOs are set at the beginning of each fiscal year by the Compensation Committee taking into consideration such factors as the board-approved compensation philosophy, program objectives, relevant market data, individual performance and the scope and responsibility of each individual. In general, pay opportunities are targeted at market median levels, with actual compensation realized being higher or lower as determined by overall performance of the Company.

On February 28, 2012, the Compensation Committee established 2012 target compensation levels for its senior executives, including the NEOs. Targets remained relatively unchanged from 2011 levels with the exception of the following market-based adjustments:

•	Mr. Davis. Target payout as a percent of base salary under the short-term incentive was increased from 50% to 60%.
•	Mr. Lefferson. Long-term incentives as a percentage of base salary increased from 60% to 70%.
•	Mr. Langford. Long-term incentives as a percentage of base salary increased from 40% to 50%.

These decisions reflect the balance between retaining and motivating the named executives in light of the important banking industry challenges facing the Company. Given these goals and restrictions, the Compensation Committee believes the 2012 target compensation decisions made for each of the named executives provided reasonable target pay opportunities in relation to pay offered for comparable positions by financial services companies included in our peer group.

2012 Short-term Incentive Plan (STIP) Design and Payout

Overview. We believe annual short-term incentives serve as a key mechanism to vary pay levels according company-wide short-term performance, thereby linking executive financial rewards to value delivered to our shareholders. Such incentives are earned and paid annually but only after established threshold corporate performance levels are achieved. To underscore the importance of creating value for our shareholders, NEO short-term incentive payouts are based entirely on corporate, rather than individual, performance. This approach also suggests that the collective individual performance will result in improved business performance and favorably impact shareholder value.

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As mentioned above, target annual short-term incentive opportunities are established by the Compensation Committee early in the year and are intended to approximate market median levels for similarly positioned roles. Target opportunities are expressed as a percentage of actual base salary paid for the performance year for all participants (minimum of 3%). Actual awards may range from 0% to a maximum of 200% of the target award opportunity based on financial, risk management and other considerations.

Performance Categories and Measures. Performance measures and their relative weightings are selected and approved by the Compensation Committee based on their relevance as balanced, key financial measures that drive shareholder value creation and align with the Company’s internal, board-approved business plan. They are measured in relation to peer company performance. For 2012, the Compensation Committee set the following parameters:

•	Financial Performance. STIP payout levels are primarily determined based on financial performance measures but may be modified downward based on evaluation of Risk Management performance or considerations as deemed appropriate by the Compensation Committee.

For 2012, the following the financial performance measures and weights were used:

•	Primary Measures (70% Weight)
-	Return on Assets
-	EPS Growth Rate
-	Credit Quality
-	Total Shareholder Return
•	Additional Measures (30% Weight)
-	Efficiency Ratio
-	Operating Leverage

•	Enterprise Risk Management (ERM) Performance. This category applies only to senior management (including NEOs) participants. Performance and results against ERM objectives are assessed to determine whether the payout factor as calculated for financial performance should be adjusted downward.

•	Other Considerations. The Compensation Committee may use discretion to decrease payouts below the formulaic calculated results for performance in non-financial areas that may or may not directly affect the Company’s achievement of specific financial metrics for a particular year, but are nevertheless important to long-range growth and the enhancement of stockholder value.

Performance Period. Performance is measured over a 12-month period for all except for Executive Management participants (including the NEOs). The payout calculation for this group is based on performance over the STI plan year and the two years prior. This measurement is based on average annual performance over the entire 3-year period in all categories except total shareholder return which is based on cumulative three-year results.

Peer Group. Financial results as described above are compared against peers in the KBW Regional Bank Index. This index is made up of 49 regional banks (excluding First Financial, which is a component company of the index) located throughout the country that are generally within an asset and market capitalization range comparable to First Financial. This peer group is broader than the peer group established for compensation benchmarking purposes as described above.

Payout Calculation. Minimum performance thresholds where overall financial results are greater than the 25th percentile of peers and earnings per diluted common share is greater than $0 must be achieved before any payout will be made from the plan. The actual payout is interpolated with a maximum payout of 200% of the Target Award Opportunity for performance at or above the top quartile (75th percentile) of the peer group. In total and for each participant, the STIP payout may not exceed 200% of the Target Award Opportunity.

Payout Method. Incentive payments under the STIP are paid in cash to eligible participants with the exception of payouts above 100% of target to senior executive officers (including NEOs) which are delivered in stock that is subject to a three-year holding period.

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2012 Executive Short-Term Incentive Plan Performance Results

In determining the payout under the STIP for 2012, the Compensation Committee considered the following:

3-Year Financial Performance. As set forth below, overall, First Financial’s results were consistent with peer median results as compared to the KBW Regional Bank Index:

	Three-Year Average Performance versus Peers[1]
	FFBC Results (%)	Peer Median (%)	FFBC Percentile Rank versus Peers[2]	Payout Multiple (%)	Payout Multiple By Category (%)	Weight (%)	Weighted Payout (%)
Return on Assets	1.01	0.84	69.3	177.2	177.2
Earnings Per Share Growth Rate[3]	(21.19)	0.89	-	-	-
Total Shareholder Return[4]	16.31	21.22	36.7	73.4	73.4
Total Non-Performing Assets/Total Assets	1.40	1.76	65.4	161.6
Net Charge Offs/Average Loans	0.97	0.85	42.9	85.8
Reserves/Non-Performing Loans	67.80	83.36	34.6	69.2
Total Credit Quality[5]					105.5
Subtotal					89.0	70%	62.3
Efficiency Ratio	61.78	57.78	38.8	77.6	77.6
Operating Leverage	0.75	(1.60)	63.2	152.8	152.8
Subtotal					115.2	30%	34.6
Grand Total							96.9

1Peer performance reflects data for 2010, 2011 and YTD 2012 as of September 30, 2012 for all categories except total shareholder return which is calculated for the three years ended December 31, 2012.

2FFBC percentile rank is calculated assuming that 100th percentile is top performance in the category and is not based on the direction of individual metrics.

3Represents average of annual earnings per share growth rates for periods listed; peers reporting a loss in any period under comparison are considered to have earnings per share growth of zero.

4Peer group amounts and FFBC ranking calculated based on unweighted, individual peer total return results and do not reflect results of the actual combined KBW Regional Bank Index as published by Keefe, Bruyette & Woods, Inc.; calculated for the three years ended December 31, 2012.

5FFBC amounts exclude covered loan activity and are consistent with external reporting.

Enterprise Risk Management Performance. (Applies to Executive STIP – including NEOs) The Risk Management Performance modifier is available to the Board as a discretionary tool to make a downward adjustment to the payout in the event of a material risk management failure or a material error that results in financial restatement. The committee did not identify any risk management failures or financial errors that would indicate a reduction in the payout level for 2012.

2012 Payout Determination – Downward Adjustment. As illustrated above, the 3-year financial performance of the Executive STIP produced a calculated payout ratio of 96.9% of target. However, to further support Management’s commitment to efficiency initiatives, Mr. Davis recommended the Compensation Committee exercise the negative discretion at their disposal to reduce the Executive STIP payout to equal that of the non-executive plan. As a result the committee determined that a payout of 86.1% of target for all participants (executive and non-executive) was prudent and consistent with our compensation philosophy as well as the objective to vary pay based on performance that contributes to shareholder value creation. The table below sets forth the form of payout to our NEOs in 2012.

NEO Name	2012 Target STIP % of Base Salary	2012 Target Payout @ 100% of Target	Actual Results Total Value of Payout (86.1% of Target) (1)
Claude E. Davis	60%	$402,000	$344,851
C. Douglas Lefferson	40%	$136,000	$116,248
J. Franklin Hall	40%	$132,000	$113,228
Gregory A. Gehlmann	40%	$122,000	$104,618
Kevin T. Langford	40%	$110,000	$94,074

(1)	Reflects the decision to adjust the incentive payout downward from 96.9% of target to 86.1% as discussed above.

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2102 Long-Term Incentive Plan Design and Awards

The Long Term Incentive Plan (LTIP) is designed for the Company’s top leaders who have a direct and measurable impact on the long-term performance of the company. In addition to base pay and short-term incentive opportunities, the LTIP is a key component of the total compensation package to attract, motivate and retain top professionals in the organization and serves to align management and shareholder interests through stock incentives linked to the long-term success of the Company and increased shareholder value. In 2012, the shareholders approved the 2012 Stock Plan. This is the only plan available for new grants of stock-based long-term incentive compensation to eligible employees, including the NEOs.

Senior managers and key sales executives of the Company are eligible to participate in the LTIP. Actual participation is determined annually and is at the discretion and approval of management, the CEO and the Board’ Compensation Committee.

Restricted Stock Awards. In connection with its annual review of executive salaries, historically the Compensation Committee has granted stock awards in the beginning of each fiscal year. The stock awards in recent years, have primarily been in the form of restricted stock as long-term incentive compensation with a three year vesting period to satisfy the retention goals for granting the awards and to align executive interests with stockholders. Dividends paid on restricted stock are held in escrow and not paid until the restrictions lapse and the stock is fully vested.

In February 2012, the Committee reviewed target compensation levels in the context of relative performance versus peers as well as survey and peer proxy data.  The Compensation Committee awarded restricted stock to Messrs. Davis, Lefferson, Hall, Gehlmann and Langford based on a percentage of base salary (110%, 70%, 60%, 55% and 50%, respectively). The following chart summarizes the grants that we made to our NEOs in 2012:

NEO	Grant Date	Number of Shares	Grant Date Fair Value (1)
Claude E. Davis	2/27/2012	43,700	$737,656
C. Douglas Lefferson	2/27/2012	14,100	238,008
J. Franklin Hall	2/27/2012	11,800	199,184
Gregory A. Gehlmann	2/27/2012	10,000	168,800
Kevin T. Langford	2/27/2012	8,200	138,416

(1)	This is the amount reported in the Grants of Plan-Based Awards table, below (based on a stock price of $16.88 per share at February 27, 2012).

The grants in 2012 do not have any performance triggers and will vest over time in accordance with the terms as discussed above. However, see “-Committee Actions for 2013” for a discussion of action taken by the Committee for certain performance-based grants made to the CEO in 2013. Additional information about the restricted stock grants can be found in the Summary Compensation Table and following tables and footnotes, as well as the narrative following these tables. For action taken by the Committee in 2013 with respect to the CEO’s restricted stock grants, see “- Committee Actions for 2013.”

Other Compensation Decisions

With respect to Mr. Gehlmann, the Committee approved a one-time discretionary cash award in the amount of $30,500 (10% of his 2012 base salary). This decision was based on the Committee’s consideration of Mr. Davis’ recommendation which took into account Mr. Gehlmann’s high level of performance in 2011 and 2012 relative to his duties as General Counsel, as well as the extraordinary effort put forth related to key legal actions that ultimately resulted in successful and positive outcomes for First Financial.

In early 2012, Mr. Langford received a bonus of $16,875, the final 2011 portion of a cash retention bonus due to the successful acquisitions and growth of the Company in 2009. The Company offered this bonus to select individuals to provide incentive to remain with the Company and complete the integration process and provide stability as the Company executed its strategic plan. This bonus is subject to clawback or forfeiture as determined by the Compensation Committee in the event of a misstatement of the financials or if risks are taken that threaten the viability of the Company as determined by the Board.

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Pay for Performance

Using Short-Term Incentive Plan Measures to Assess Overall Pay and Performance. The STIP’s balanced, key financial measures are intended to drive shareholder value creation and align with the Company’s internal, board-approved business plan. They also serve as a key mechanism to vary pay according to our performance relative to peers. In addition, the STIP can serve as a practical gauge to illustrate the Company’s overall pay-for-performance linkage.

The chart below illustrates how the CEO’s earned and realizable pay over the past three years compare to STIP payout percentages. Earned pay represents pay includable as income on the CEO’s W-2 whereas realizable pay considers all awards made during the period and the value “realized” to date for shares vested and the current value of unvested shares. The CEO’s 3-year average earned pay of 108% of target is well aligned with how performance versus peers was rewarded under the STIP’s actual (downward adjusted) payout average of 107.33%. There is also alignment in the realizable pay average of 116% of target for the CEO with the calculated (unadjusted) STIP payout average of 115.93% of target.

CEO Total Direct Compensation 3-Year (2010-2012)
3-Year Average STIP Calculated Payout = 116% 3-Year Average STIP Actual Approved Payout = 107%

The information below provides additional details that are summarized in the chart above.

						Results versus Peers
						(Short-term Incentive Plan)
			Earned Pay		Realizable	Calculated	Actual
	Target		as % of	Realizable	Pay as % of	Payout % of	Payout % of
Claude Davis	Compensation[1]	Earned Pay[2]	Target	Pay[3]	Target	Target[4]	Target[5]
2012	$1,809,000	$1,799,547	99%	$1,686,584	93%	97%	86%
2011	$1,690,000	$2,043,774	121%	$2,151,473	127%	151%	151%
2010	$1,673,495	$1,767,635	106%	$2,146,386	128%	100%	85%
Total	$5,172,495	$5,610,956	108%	$5,984,442	116%

3 Year Average	$1,724,165	$1,870,319	108%	$1,994,814	116%	116%	107%

1Target compensation represents base salary, target short- and long-term incentives.

2Earned pay includes cash payments made during the year plus the value of any restricted stock that vested during the year including accrued dividends as well as any option exercise gains.

3Realizable pay includes cash payments made during the year, the value realized upon vest of any restricted stock awards granted during 2010-2012 including accrued dividends, and the value of any remaining unvested shares awarded during that same period as of 12/31/2012.

4The calculated payout represents the formulaic short-term incentive plan calculation derived based on Company's relative performance versus peers on specific weighted measures as described above.

5The actual payout represents the portion of target approved by the Compensation Committee and awarded to the NEOs.

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Total Shareholder Return and Performance. Three-year total shareholder return is but one of many measures (weighted at less than 18%) considered when determining the payout under the STIP. It is important to note that peers experienced dramatic declines in total shareholder return after 2007 compared to First Financial, who significantly outperformed peers during the financial crisis. In recent years, a reversal of this trend has emerged and returns for both peers and First Financial are returning to pre-crisis median levels. The graph below illustrates this trend and compares the five-year cumulative return to shareholders of First Financial Bancorp common stock with that of companies that comprise the Nasdaq Composite Index, KBW Regional Bank Index (which are peers under the STIP), as well as our 2012 compensation benchmarking peers. First Financial is included in the KBW Regional Bank Index. The following table assumes $100 invested on December 31, 2007 in each category and assumes dividends are reinvested.

While not part of the short-term incentive payout determination, the chart below demonstrates First Financial’s 5-year total shareholder return levels, despite a recent downward shift, continue to significantly exceed industry peers.

Comparison of Five Year Cumulative Total Return Among First Financial Bancorp, Nasdaq

Composite Index, KBW Regional Bank Index, and 2012 Compensation Benchmarking Peer Group

	2007	2008	2009	2010	2011	2012
First Financial Bancorp	100.00	115.15	141.83	184.32	174.24	164.96
Nasdaq Composite Index	100.00	60.02	87.25	103.09	102.27	120.40
KBW Regional Bank Index	100.00	81.43	63.45	76.40	72.45	82.17
2012 Compensation Benchmarking Peer Average	100.00	113.52	86.77	99.49	95.85	106.65

Executive Benefits and Perquisites

Benefits. Executives can participate in group medical and life insurance programs and a percentage match by the Company under the 401(k) Plan and a pension plan which are generally available to all of our employees on a non-discriminatory basis. The benefits serve to protect executives and their families against financial risks associated with illness, disability and death and provide financial security during retirement through a combination of personal savings and Company contributions, taking advantage of tax-deferral opportunities where permitted. Our NEOs are also participants in a life insurance program that insures them for three times their base salary.

Executive Benefits. Our NEOs are eligible for the supplemental executive retirement plan (“SERP”). The SERP is designed to make up for pension allocations limited by the IRS for highly compensated individuals, thus our NEOs receive the same percentage of compensation funded for retirement as all other employees. (See “Executive Supplemental Retirement Plan”).

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Mr. Davis participates in the Executive Supplemental Savings Plan which is designed to supplement 401(k) Plan benefits above the IRS statutory limits. Additionally Mr. Davis is the only NEO that in the past has utilized the deferred compensation plan (see “Nonqualified Deferred Compensation”).

Other Benefits and Perquisites. In addition, the NEOs are reimbursed for business-related expenses they incur and are reimbursed for club memberships and long-term disability. In 2012, Mr. Davis received $4,095 in total for expense reimbursements for business related stays in Indianapolis under the per diem rate of $91 per day. These amounts are considered business expenses and are therefore not subject to Section 162(m) or included as compensation in the summary compensation table. Furthermore, in 2012 we paid annual parking fees for our NEOs; however for 2013 parking benefits paid by the Company have been significantly reduced for all employees, including NEOs. Also certain relocation benefits are available for qualifying executives and NEOs receive imputed income for life insurance premiums.

In 2012, the Company offered an executive wealth management benefit through the Wealth Management Group at First Financial Bank. This involved comprehensive financial planning for executives in their personal financial decision making (“Annual Wealth Plan”). Executives utilizing the Annual Wealth Plan are taxed on the value of such benefit.

Finally, biennial (annual if over 50) executive physical examinations are available to executive senior officers in an effort to ensure the continued health of key executives. Management believes that the costs of reimbursement of such expenses and allowances constitute ordinary and necessary business expenses that facilitate job performance and minimize work-related expenses incurred by the NEOs and are not taxed as a personal benefit. We present information about the perquisites received by our NEOs in the “All Other Compensation” column of the Summary Compensation Table and Footnote No. 7 to that table.

Employment Agreements. The Company has employment agreements with each of the NEOs except Mr. Langford. Such agreements provide added benefits to the NEOs in event of a change-in-control and/or termination for other than cause. The committee believes that the NEOs should be free of distraction in circumstances arising from the possibility of a change-in-control of the Company. Accordingly, the employment agreements provide certain benefits designed to keep executives neutral to job loss when faced with the need to support value maximizing corporate transactions that could result in their personal job loss, help the Company retain key executives during major corporate transactions and provide competitive and fair severance arrangements to executives to allow smooth transition to new employment should their jobs be eliminated within two years of a change-in-control. Mr. Langford became a NEO at the end of 2012 and it is expected he will receive a severance/change-in-control agreement.

Employment agreements for the NEOs (other than Mr. Langford) and the CEO which were filed as Exhibits to Forms 8-K by the Company on January 3, 2011 and January 5, 2012, respectively, and remain unchanged as of the date of this proxy filing. The term is automatically extended for consecutive additional one-year periods unless either party gives at least 90 days written notice prior to a scheduled expiration date that the term will not renew. Except with respect to Mr. Hall’s agreement, none of the remaining parties gave notice of non-renewal and therefore the agreements are effective for another year. (See “Other Potential Post-Employment Payments”).

Upon a change-in-control of the Company, the term of the agreements will be for two years from the completion of the change-in-control transaction. As a result, NEOs will receive severance in the event they are terminated without cause (or terminate for good reason) in the first two years following a change-in-control transaction.

Pursuant to the agreements, each of the executives will continue to serve in the position that the executive held prior to entering into the agreement. The agreements provide that each executive will be entitled to receive an annual base salary at the rate applicable prior to entering into the agreement. In addition, each executive will be eligible to be awarded an annual short-term bonus and an annual long-term incentive award, as determined by the Compensation Committee, with target short- and long-term award opportunities equal to a percentage of the executive’s base salary. Furthermore, while employed, each executive is eligible to participate in the employee benefits plans that are offered generally to the Company’s other executive officers, subject to the terms and conditions of the applicable plan.

The agreements provide certain benefits to the executives if the Company terminates the executive’s employment without “cause” or the executive resigns his employment with “good reason” (as such terms are defined in the agreements). Upon such a termination of employment, the executive would receive the following payments and benefits: (1) earned and unpaid base salary and vacation pay through the date of termination; (2) continued payment of base salary for 24 months; (3) an amount equal to two times the executive’s target bonus amount; (4) outplacement assistance at the Company’s expense (at a cost of up to 5% of the executive’s base salary); (5) up to twelve months of COBRA premium payment contributions from the Company; and (6) other benefits to which the executive is entitled under the terms of the Company’s benefit plans (other than severance benefits). The severance payments and benefits are subject to the executive’s execution and non-revocation of a release of claims against the Company and its affiliates and continued compliance with the restrictive covenants described below.

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“Good Reason” in the agreements is defined as the occurrence, without the NEO’s consent, of: (a) a significant reduction in the NEO’s base salary, except for any decrease that is generally applicable to other similarly situated senior executives of the Company; (b) the failure of the Company to pay or provide to the NEO when due any material amount of compensation or material benefit that is required to be paid or provided under this agreement, after written notice of such purported failure is provided to the Company by the NEO and the Company is given a reasonable opportunity to cure such failure; (c) a significant reduction in the NEO’s authority or responsibilities as set in the agreement; or (d) the failure of the Company to obtain the written agreement of any successor to the Company or the business of the Company to assume the agreement (solely to the extent such assumption does not occur by operation of law).

Pursuant to the terms of Mr. Hall’s agreement, it is expected that he will be paid out in accordance with Section 7A of his agreement. See “- Other Potential Post-Employment Payments – Payments for Termination With Regard to a Change-in-control.”

If during the term of the agreement, the NEO's employment is terminated by reason of his death or long-term disability, by the Company for cause (as defined in the agreement) or voluntarily by the NEO for any reason other than for good reason, the Company's obligations to the NEO is limited to the following: (1) the payment of the accrued obligations; and (2) the timely payment or provision of the other benefits. The accrued obligations shall be paid to the NEO or his estate or beneficiary in the event of his/her death, as applicable, in a lump sum in cash within thirty (30) days of the date of termination.

The agreements provide that, in the event that any of the payments or benefits provided under the agreements or otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), the payments or benefits under the agreements will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made.

Under the agreements, each executive is restricted from revealing confidential information of the Company and disparaging the Company. In addition, for six months (one year for Mr. Davis) following termination of employment (other than upon termination for cause for the executives other than Mr. Davis), the executive may not compete with the Company and, for two years following termination of employment, the executive may not solicit the Company’s clients or solicit or hire the Company’s employees.

The agreement for Mr. Davis is designed to preserve the Company’s ability to deduct compensation payable under the Key Executive Short-Term Incentive Plan (“STIP”) to satisfy the requirements of performance-based compensation under Internal Revenue Code Section 162(m).

The STIP bonus payable to Mr. Davis upon his qualifying termination will be calculated as two times the average of the STIP bonuses that Mr. Davis earned during the three years prior to his qualifying termination (not to exceed two and one-half times the STIP bonus target in effect for the year of termination).

With respect to Mr. Langford, pursuant to the Company’s Amended and Restated Key Management Severance Plan, in the event of (a) a change in control; and (b) a material diminution in his title, duties or bases pay or a change in his principal place of employment of 50 miles, he would be entitled to 1x his base salary, target payout under the STIP, and certain COBRA and outplacement benefits.

Other Guidelines and Procedures Affecting Executive Compensation

We consider the tax effects of various forms of compensation and the potential for excise taxes to be imposed on our NEOs which might have the effect of frustrating the purpose(s) of such compensation. We consider several provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

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Section 162(m). The Compensation Committee has reviewed the qualifying compensation regulations issued by the Internal Revenue Service under Section 162(m) of the Code, which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to its CEO or any of its other four highest paid officers, excluding the principal financial officer, to the extent that the remuneration paid to such employees exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Compensation pursuant to certain stock option plans and other performance-based compensation may be excluded from the Section 162(m). While in general the Compensation Committee attempts to design its compensatory arrangements to preserve the deductibility of executive compensation, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. The Company believes that shareholders’ interests are best served if the Compensation Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Neither First Financial nor any of its subsidiaries currently has a policy requiring that compensation paid to a covered officer be deductible under Section 162(m). The Board, however, does carefully consider the after-tax cost and value to First Financial and its subsidiaries of all compensation.

It is First Financial’s position that stock options awarded under its stock option plans will not count toward the Section 162(m) limit. Restricted stock grants that are not performance based are not, however, treated as exempt from the calculation. Furthermore, amounts previously deferred by executives under the Deferred Compensation Plan will not count toward the Section 162(m) limit.

In 2012, the Company paid an aggregate of approximately $671,983 in compensation to its NEOs in excess of the applicable individual deduction limits (all of which was paid to the CEO), thereby foregoing approximately $235,194 in aggregate tax deductions related to NEO compensation, calculated at a 35% corporate tax rate. Based on the Company’s 2012 income before taxes of approximately $103.7 million, the amount of deduction lost represents approximately 0.23% of such income. While the Compensation Committee believes the tax-deductibility of executive compensation is important, it was outweighed for 2012 executive compensation purposes by the critical importance to the Company’s future success to provide competitive pay to the named executives and in a form and manner that would help ensure their retention and motivate them for continued contributions to the Company’s success. In making the determination, the Compensation Committee balanced the one-time loss of a short-term tax benefit provided by this deduction for the 2012 fiscal year against the long-term benefit to the Company and its stockholders of keeping a talented management team intact and securing their ongoing services for the future.

The Short-Term Incentive Plan, approved by shareholders and the amendment to Mr. Davis’ employment agreement (both completed in 2011) should allow for future qualifying awards under the Short-Term Incentive Plan in 2013 to be deductible. Also, it is anticipated that a portion of the 2013 performance-based long-term incentive award made to the CEO as described in “-Committee Actions for 2013” will qualify as deductible under 162(m) thus reducing the amount of foregone deductions in the future.

Sections 280G and 4999. We provide our NEOs with employment agreements. However, due to change in market/governance practices, in 2010 we amended the employment agreements and effective January 1, 2011, we no longer provide for a 280G gross-up to our NEOs. See “- NEO Employment Agreements.”

Section 409A. Section 409A generally governs the form and timing of nonqualified deferred compensation payments. Section 409A imposes sanctions on participants in nonqualified deferred compensation plans that fail to comply with Section 409A rules, including accelerated income inclusion, an additional 20% income tax (in addition to ordinary income tax) and an interest penalty. We have amended applicable agreements, arrangements and plans to comply with Section 409A or to qualify for an exemption from Section 409A.

Grants of Stock-Based Compensation. The Committee approves all grants of stock-based compensation to the CEO and other executives, including the NEOs. The Committee also approves the size of the pool of stock-based awards to be granted to other employees and delegates to the CEO the authority to make and approve specific grants to employees other than the NEOs. The Committee reviews such grants and oversees the administration of the program.

Stock-Based Compensation—Procedures Regarding Timing and Pricing of Grants. Our policy is to make grants of equity-based compensation only at current market prices. We set the exercise price of stock options at the closing stock price on the date of grant, and do not grant “in-the-money” options or options with exercise prices below market value on the date of grant. Absent special circumstances, it is our policy to make the majority of such grants at a regular scheduled meeting of our Compensation Committee. However, we may make a small percentage of grants at other times throughout the year, mostly at the end of a quarter, in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity.

We try to make equity-based grants and stock option grants at times when they will not be influenced by scheduled releases of information. We do not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation. Similarly, we do not set the grant date of stock options to new executives in coordination with the release of material non-public information and, instead, these grants primarily have grant dates corresponding to regularly scheduled meetings of Compensation Committee in the early part of the fiscal year.

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For 2012, we chose the February meeting of the Committee. This date allowed time for performance reviews following the determination of corporate financial performance for the previous year. We seek to make grants when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with stock or option grants. We believe we minimize the influence of our disclosures of non-public information on the exercise price of these long-term incentives by selecting meeting dates well in advance which fall several days or weeks after we report our financial results, and by setting the initial vesting periods at least one year from the date of grant. We follow the same procedures regarding the timing of grants to our NEOs as we do for all other participants.

Clawbacks. For awards made prior to 2012, in the event: (a) the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws during the Performance Period; or (b) the Committee determines that senior executive management has taken risks that jeopardize the safety and soundness of the Company, the members of senior executive management (including the NEOs) shall reimburse the Company for any award under the STI.

For awards made in 2012, any bonus, commission, or other compensation, including but not limited to payments made under the First Financial STIP or stock grants may be subject to recovery, or “clawback” by the Company for a period of three years (or such longer period as may be required by law) if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or as otherwise required by law.  In addition, all compensation plans are automatically amended as necessary to comply with the requirements and or limitations under laws, rules, regulations, or regulatory agreements up to and including a revocation of this award.

Share Ownership and Share Retention Guidelines. In 2012 the Company established stock ownership and retention guidelines for NEOs effective as of the date of the 2012 shareholder meeting. The Company requires the CEO to own First Financial stock equal to at least three times the CEO’s current base salary or 125,000 shares (whichever is less) within 5 years of first becoming the CEO of the Company, The CEO is currently in compliance with this requirement. In addition, with respect to awards after the 2012 shareholder meeting, NEOs are required to hold 50% of after-tax, vested restricted stock for twenty-four months or through retirement, whichever is earlier for grants awarded on or after the 2012 shareholder meeting date. Other than due to death, disability or retirement, any applicable holding period(s) remain in effect in the event of an NEO’s departure from the Company. All employees receiving options, including our NEOs, are required to hold the stock received upon the exercise of options for a period of one year after the exercise of such option.

Hedging or Pledging. The Company considers it improper and inappropriate for Insiders to engage in short-term or speculative transactions in the Company's securities. It therefore is the Company's policy that such individuals may not engage in hedging or pledging transactions, unless otherwise in compliance with the pre-clearance and approval requirements as set forth in the Company’s Insider Trading policy.

SUMMARY COMPENSATION TABLE

The table sets forth the annual and long-term compensation of our Chief Executive Officer, former Chief Financial Officer and three of our other most highly compensated executive officers during 2012 as well as 2011 and 2010 to the extent they were NEOs during those periods. These individuals are collectively known as our named executive officers (“NEOs”). It is expected that Mr. Hall will no longer be employed by us after April 30, 2013. Anthony M. Stollings became our Chief Financial Officer effective January 18, 2013 which is after the end of fiscal 2012, and therefore is not a NEO for 2012 or this proxy presentation.

In the column “Salary,” we disclose the amount of base salary paid to the NEOs during the year. In the columns “Stock Awards” and “Option Awards,” SEC regulations require us to disclose the cost we recognize for financial statement reporting purposes. Please refer to note 20 of our consolidated financial statements in our Annual Report for the years ended December 31, 2012, 2011, and 2010 for a discussion of the assumptions related to the calculation of such values. We disclose such expense without reduction for estimated forfeitures (as we do for financial reporting purposes). These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the NEOs. Restricted stock awards vest over a three-year period.

In the column “Non-Equity Incentive Plan Compensation,” we disclose the dollar value of all earnings for services performed during the year pursuant to awards under our non-equity Short-Term Incentive Plan, unless disclosed in the “Bonus” column. We determine whether to include an award with respect to a particular year based on whether the relevant performance measurement period ended during the year. For example, we make annual payments under our short-term incentive plan based upon our financial results measured as of December 31 of each year. Accordingly, the amount we report for short-term incentive plan corresponds to the year for which the NEO earned the award even though we did not pay the award until after the end of such year.

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In the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” we disclose the sum of the dollar value of: (1) the aggregate change in the actuarial present value of each NEO’s benefit under all defined benefit and actuarial pension plans (including supplemental plans) during the year, if positive; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including benefits in defined contribution plans. The dividends we pay on restricted stock are equal to the dividends we pay to all other holders of our common stock. Therefore, they are not “above market” under SEC regulations, and we report these in the “All Other Compensation” column in the Summary Compensation Table.

In the column “All Other Compensation,” we disclose the sum of the dollar value of perquisites and other personal benefits, or property; and all “gross-ups” or other amounts reimbursed (if any) during the year for the payment of taxes.

The following Summary Compensation Table sets forth the compensation of Company’s principal executive officer, principal financial officer and the next three highest compensated executive officers (NEOs).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Claude E. Davis	2012	667,539	—	737,656	—	344,851	137,837	107,188	1,995,071
President & CEO	2011	650,000	340,000	880,448	—	325,000	139,570	94,435	2,429,453
	2010	643,654	510,000	918,900	—	273,332	91,474	84,165	2,521,525

C. Douglas Lefferson	2012	337,538	—	238,008	—	116,248	147,072	28,014	866,880
EVP & Chief	2011	320,000	100,000	258,285	—	128,000	219,820	19,169	1,045,274
Banking Officer	2010	315,962	150,000	232,788	—	107,340	99,257	21,765	927,112

J. Franklin Hall	2012	328,768	—	199,184	—	113,228	58,788	28,677	728,645
Former EVP & Chief Financial	2011	320,000	110,000	258,285	—	128,000	79,671	21,815	917,771
Officer	2010	313,077	165,000	191,948	—	106,360	36,694	23,344	836,423

Gregory A. Gehlmann	2012	303,768	30,500	168,800	—	104,618	43,124	26,791	677,601
EVP & General	2011	295,000	90,000	222,858	—	118,000	50,782	20,226	796,866
Counsel	2010	290,961	135,000	173,570	—	98,847	28,172	20,572	747,122

Kevin T. Langford	2012	273,154	16,875	138,416	—	94,074	43,293	18,031	583,843
EVP & Chief
Administrative Officer

(1)	The dollar value of base salary (cash and non-cash) earned during the fiscal year.
(2)	The dollar value of bonus (cash and non-cash) earned during the fiscal year. For 2012 represents a one-time discretionary award for Mr. Gehlmann in recognition achievements as well as the final portion of a 2011 retention award to Mr. Langford paid in early 2012. See “Other Compensation Decisions.” For 2011 and 2010, represents the cash portion of retention bonuses earned by each NEO in those years.
(3)	Includes long-term restricted stock incentive amounts awarded during the year shown. For 2011, also includes portion of short-term incentive payout above 100% that was awarded in restricted stock. For 2010, also includes restricted stock granted as part of the retention bonus to the NEOs. Amounts are the fair value on the grant date (or, if no grant date was established, on the award date). Our accounting for employee stock-based incentives granted during the years ended December 31, 2012, 2011 and 2010, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) topic 718, Stock Compensation is described in “Note 20—Stock Options and Awards” to the Company’s consolidated financial statements in the 2012 Annual Report at page 61 (generally multiplying the number of restricted shares granted by the Nasdaq closing price per share on the grant date). These amounts do not reflect the actual value that will be realized by the NEOs. Depending on our stock performance, the actual value may be more or less than the amount shown or zero. For actual value received in 2012 for awards granted in previous years, see the table “Options Exercised and Stock Vested” in this proxy. See also “- Outstanding Equity Awards at Fiscal Year End.”
(4)	No options were awarded during the three-year period.

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(5)	The dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans (Short-Term Incentive Plan). For 2011, amounts in excess of 1x payouts were paid in restricted stock and are reported in the Stock Awards column.
(6)	The amounts in this column represent the annual net increase in the present value of accumulated benefits under the SERP and the Pension Plan for the years ended December 31, 2012, 2011 and 2010 (the measurement date for reporting purposes of these plans in the Company’s Annual Report on Form 10-K) with respect to our NEOs. No NEO participated in a plan with above-market earnings. In addition, the amounts provided include 2012 nonqualified deferred compensation earnings of $15,411 and $16,777 for the Nonqualified Deferred Compensation and Supplemental Savings Plan, respectively for Mr. Davis only. Please refer to the Nonqualified Deferred Compensation Earnings table and related narrative for a detailed explanation of these items. Also includes Supplemental Savings Account earnings of $6,217 for 2010 not previously included for Mr. Davis. Supplemental savings account earnings for Mr. Davis were negative in 2011 and thus are not included in the table above. May reflect unvested benefits, which the NEO may not be entitled to receive if he terminates employment before the required vesting date. Please refer to Pension Benefits Table and related narrative for a detailed explanation of the terms of the Pension Plan and SERP. The present values of accumulated benefits under the SERP and Pension Plan were determined using assumptions consistent with those used for reporting purposes of these plans in the Company’s Annual Report on Form 10-K for each year, with no reduction for mortality risk before age 65. Please refer to the 2012 Pension Benefits Table for additional information regarding the assumptions used to calculate the amounts in this column for 2012.
(7)

All other compensation for the year that could not properly be reported in any other column.  The specific elements are discussed below. The “Other” category in the table below includes (where applicable): taxable benefits for wealth planning (2012 and 2011 only), tax preparation/financial planning fees (2010 only), reimbursement for civic club or professional association membership(s), automobile allowance (2010 only), and long-term disability gross-up. In addition, with respect to Mr. Davis, also includes $29,702, $40,733, and $36,578 in 2012, 2011 and 2010, respectively, for the 401(k) restoration plan or executive supplemental savings agreement—see “- Executive Supplemental Savings Agreement”).

2012

			Dividends on
			Unvested
			Stock and
	Company		Accrued
	Match	Imputed	Dividends on
	Under	Income	Vested
	401 (k)	Split-Dollar	Restricted
Name	Plan	Insurance	Stock	Other	Total

Davis	$10,000	$4,431	$49,521	$43,236	$107,188
Lefferson	10,000	1,667	15,445	902	28,014
Hall	10,000	993	13,880	3,804	28,677
Gehlmann	10,000	1,763	12,851	2,177	26,791
Langford	10,000	932	6,402	697	18,031

2011

	Company
	Match	Imputed	Dividends on
	Under	Income	Unvested
	401 (k)	Split-Dollar	Restricted
Name	Plan	Insurance	Stock	Other	Total

Davis	$9,800	$1,520	$24,276	$58,839	$94,435
Lefferson	9,800	546	8,621	202	19,169
Hall	9,800	400	7,416	4,199	21,815
Gehlmann	9,800	626	7,279	2,521	20,226

2010

		Company
		Match	Imputed	Dividends on
		Under	Income	Unvested
	Automobile	401 (k)	Split-Dollar	Restricted
Name	Allowance	Plan	Insurance	Stock	Other	Total

Davis	$3,115	$9,800	$1,570	$22,217	$47,463	$84,165
Lefferson	3,115	9,800	596	8,010	244	21,765
Hall	2,077	9,800	450	6,724	4,293	23,344
Gehlmann	2,077	9,800	676	6,689	1,330	20,572

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GRANTS OF PLAN-BASED AWARDS

The following table shows all individual grants of stock awards to the NEOs of the Company during the fiscal year ended December 31, 2012. Total value is computed utilizing the grant date market value for restricted stock awards and the grant date fair value in accordance with ASC Topic 718 on stock option awards. There were no stock option grants awarded in 2012.

Estimated Future Payouts Under

Non-Equity Incentive Plans (1) (4)

Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: No. of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (3)	Grant Date Fair Value of Stock and Option Awards

Claude E. Davis	n/a	STIP	0	402,000	804,000
							-0-	N/A	N/A
	2/27/2012	Res St.				43,700			$737,656

C. Douglas Lefferson	n/a	STIP	0	136,000	272,000
							-0-	N/A	N/A
	2/27/2012	Res St.				14,100			238,008

J. Franklin Hall	n/a	STIP	0	132,000	264,000
							-0-	N/A	N/A
	2/27/2012	Res St.				11,800			199,184

Gregory A. Gehlmann	n/a	STIP	0	122,000	244,000
							-0-	N/A	N/A
	2/27/2012	Res St.				10,000			168,800

Kevin T. Langford	n/a	STIP	0	110,000	220,000
							-0-	N/A	N/A
	2/27/2012	Res St.				8,200			138,416

1.	Cash payouts equal to 86.1% of target under the 2012 Short-Term Incentive Plan (STIP) were made February 8, 2013.

2.	Restricted shares vest over a three-year period beginning February 27, 2013. Closing price of the Company’s common shares on the date of grant was $16.88 (February 27, 2012). Dividends paid on restricted shares are held in escrow until such share vest.

3.	No options were granted in 2012 to the NEOs.

4.	The amounts of the estimated future payouts under the non-equity incentive plans column represent the opportunities in the event the Company meets certain targets pursuant to the terms of the Short-term Incentive Plan. See 2012 Short-term Incentive Plan Design and Payout in the Compensation Discussion and Analysis.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table represents stock options and restricted stock awards outstanding for each NEO as of December 31, 2012. All stock options and restricted awards have been adjusted for stock dividends and stock splits. The closing per share price of the Company’s stock on the last trading date of the fiscal year was $14.62.

	Option Awards					Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Claude E. Davis						105,272	$1,539,077
	50,000		0	$17.19	10/01/2014
	84,100		0	$17.51	04/18/2015
	103,900		0	$16.02	04/24/2016
	111,700		0	$14.90	04/30/2017
	313,600		0	$11.64	02/14/2018

C. Douglas Lefferson						33,088	$483,747
	10,000	(2)	0	$16.58	01/22/2013
	2,500		0	$17.09	01/21/2014
	25,000		0	$17.51	04/18/2015
	25,500		0	$16.02	04/24/2016
	28,200		0	$14.90	04/30/2017
	72,000		0	$11.64	02/14/2018

J. Franklin Hall						29,817	$435,925
	10,000	(2)	0	$16.58	01/22/2013
	2,500		0	$17.09	01/21/2014
	14,300		0	$17.51	04/18/2015
	17,300		0	$16.02	04/24/2016
	19,200		0	$14.90	04/30/2017
	52,500		0	$11.64	02/14/2018

Gregory A. Gehlmann						26,154	$382,371
	11,400		0	$18.63	06/21/2015
	16,500		0	$16.02	04/24/2016
	19,600		0	$14.90	04/30/2017
	52,500		0	$11.64	02/14/2018

Kevin T. Langford						17,920	$261,990
	2,776		0	$16.02	04/24/2016
	6,301		0	$14.90	04/30/2017
	12,755		0	$11.64	02/14/2018

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(1)  Restricted shares vest according to the following schedule:

Vesting Date	Davis	Lefferson	Hall	Gehlmann	Langford
February 27, 2013	14,552	4,695	3,929	3,330	2,730
March 14, 2013	14,918	4,029	4,029	3,397	2,065
March 30, 2013	3,184	1,254	1,254	1,156	976
April 13, 2013	7,097	3,342	3,039	3,039	1,450
April 26, 2013	15,030	3,808	3,140	2,839	1,203
February 27, 2014	14,552	4,695	3,929	3,330	2,731
March 14, 2014	14,964	4,042	4,042	3,407	2,071
March 30, 2014	3,184	1,254	1,254	1,156	976
February 27, 2015	14,596	4,710	3,942	3,340	2,739
March 30, 2015	3,195	1,259	1,259	1,160	979

Effective April 30, 2013, it is expected that all of Mr. Hall’s unvested restricted stock will be forfeited.

(2) Because the strike price was above the closing price of the Company’s common stock on such date ($14.95), these options expired unexercised and were forfeited.

OPTION EXERCISES AND STOCK VESTED

The following table shows the stock options exercised by, and restricted stock that vested for, the NEOs in 2012 and the value realized upon exercise.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise ( #)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Claude E. Davis	—	$—	43,674	$737,636
C. Douglas Lefferson	10,000	6,400	12,692	213,753
J. Franklin Hall	5,000	3,200	11,322	190,647
Gregory A. Gehlmann	—	—	10,390	174,857
Kevin T. Langford	4,296	20,320	5,438	91,654

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PENSION BENEFITS TABLE

The following table shows each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits. Values reflect the actuarial assumptions used for financial reporting purposes.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Claude E. Davis	Pension Plan	8	$165,141	$0
	SERP	8	$390,545	$0

C. Douglas Lefferson	Pension Plan	27	$609,594	$0
	SERP	27	$281,762	$0

J. Franklin Hall	Pension Plan	14	$228,802	$0
	SERP	14	$73,080	$0

Gregory A. Gehlmann	Pension Plan	8	$145,357	$0
	SERP	8	$65,758	$0

Kevin T. Langford	Pension Plan	7	$95,669	$0
	SERP	7	$27,370	$0

(1)	The number of years of service credited to the NEOs under the plan are computed as of December 31, 2012, the pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements which are included with the Company’s 2012 Annual Report and filed with the 2012 Form 10-K.

(2)	The present value of accumulated benefits shown in this column is calculated as of December 31, 2012, the measurement date used for reporting purposes in the Company’s 2012 Annual Report. Assumptions used in determining these amounts include a 3.73% discount rate, a 3.48% lump sum interest rate, and the 2012 PRA Mortality Table, described in IRS Notice 2008-85 consistent with assumptions used for reporting purposes in the Company’s 2012 Annual Report filed with the Form 10-K of the present value of accumulated benefits under the SERP and Pension Plan, except without reduction for mortality risk before age 65. See Footnote 18 to the consolidated financial statements contained in the Company’s 2012 Annual Report filed with the 2012 Form 10-K for information regarding the assumptions made by the Company for reporting purposes in the Company’s 2012 Annual Report.

Pension Benefits

Defined Benefit Plan

The First Financial Bancorp Associate Pension Plan and Trust (“Pension Plan”) is a tax-qualified pension plan covering eligible employees of the Company. Effective January 1, 2008 (July 1, 2007 for new participants), we made several changes to the Pension Plan to be better positioned competitively to attract and retain employees and to manage the escalating and varying costs of retiree benefits. These changes also resulted in revisions to benefits under our non-qualified retirement plans. To offset the potential reduction in retirement benefits, we made enhancements to the First Financial Bancorp 401(k) Savings Plan, a profit-sharing plan with a 401(k) component.

Benefits under the Pension Plan’s previous traditional pension benefit formula were frozen as of December 31, 2007 (except with respect to certain employees, as explained below), and as of January 1, 2008 participants accrue benefits under a new account balance formula. The changes reflect a shift towards account balance formulas and a shift away from traditional annuity-type formulas. The material terms and conditions of the Pension Plan as they pertain to the NEOs for 2012 are as follows:

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Account Balance Formula

Eligibility. The Pension Plan covers employees of the Company who have attained age 21 and completed one year of credited service.

Benefit Formula. The Pension Plan provides an accrual to a participant’s account for each year in which he works 1,000 hours. The accrual is equal to 5% of the participant's compensation plus an additional 4% of the participant’s excess compensation. For this purpose, compensation means the participant’s total cash remuneration from the Company prior to contributions to a cafeteria plan or a 401(k) plan, including bonuses, overtime pay and other special cash remuneration. However, compensation cannot exceed the compensation limit of Code Section 401(a)(17). Excess compensation means the participant’s compensation in excess of 50% of the Social Security wage base.

Interest. Participant accounts are credited with interest for each year at the rate on five-year Treasury securities as of November of the preceding plan year.

Vesting. A participant becomes vested in this retirement benefit after three years of service or upon attaining the age of 65.

Distribution. A participant’s account may be distributed at the participant’s election at any time after the participant separates from service. However, it must be distributed no later than 60 days after the later of the date the participant attains age 65 and the date of the participant’s separation from service. The participant may elect to receive his account in a lump sum or as an annuity with an actuarial value equivalent to the value of his account.

Each of our NEOs is eligible to participate in the Pension Plan with respect to the account balance formula. Messrs. Davis, Lefferson, Hall, Gehlmann and Langford are fully vested in their Pension Plan retirement benefit.

Traditional Pension Benefit Formula

Benefits accruing prior to January 1, 2008 will generally be calculated based on benefit service and average monthly compensation as of December 31, 2007.

Executive Supplemental Retirement Plan

The Company maintains a supplemental executive retirement plan (collectively referred to as the “SERP”) to supplement the retirement benefits provided under the Pension Plan for certain senior executive officers of the Company in order to make up for legal limits applicable to the benefits provided under the Pension Plan. The SERP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. The material terms and conditions of the SERP as they pertain to the NEOs for 2012 are as follows:

Eligibility. The SERP benefit is generally provided to those highly compensated employees of the Company whose compensation exceeds the IRS limits imposed on the Pension Plan and who have been designated as eligible to participate in the plan by the Company. Each of our NEOs is eligible to participate in the SERP.

Benefit Formula. The SERP provides a benefit in excess of the IRS compensation and benefit limits imposed by Sections 401(a)(17) and 415 of the Code, respectively, with respect to the service benefit component of the Pension Plan and the account benefit component of the Pension Plan. The benefit under the SERP is calculated as the difference between (x) the lump sum or periodic benefit the executive would have received under the Pension Plan, but for the applicable IRS compensation limits under Section 415 and 401(a)(17) of the Code, and (y) the lump-sum or periodic benefit the executive is entitled to under the Pension Plan. Compensation and years of service under the SERP generally have the same meanings provided under the Pension Plan.

Vesting. Participants are vested in their SERP benefit to the same extent they are vested in their retirement benefit provided under the Pension Plan. However, the Company generally reserves the right to forfeit and/or reduce a participant's benefit under the SERP.

Time and Form of Payment. Payment of benefits under the SERP generally commence upon the participant’s qualifying termination of employment. The benefit generally may be payable in an annuity or lump sum, as agreed to by the executive and the Company.

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NONQUALIFIED DEFERRED COMPENSATION

The Company maintains two nonqualified deferred compensation plans for the Chief Executive Officer: the First Financial Bancorp Deferred Compensation Plan ("DCP") and the Supplemental Savings Agreement (“SSA”). The DCP was frozen in 2010 to any future employee or Company contributions. Mr. Davis is eligible for a Company contribution pursuant to the terms of the SSA, described more below. No other named executive is eligible to participate in these plans. The table below shows the contributions made on behalf of the CEO to the SSA for 2012 as well as related earnings and distributions for the DCP and SSA.

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contribution in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Claude E. Davis	DCP	—	—	15,411		117,455
	SSA	—	29,702	16,777	—	171,143

(1)	The DCP was frozen to future contributions in 2010.

(2)	The investment earnings/loss for 2012 reported in this column is included in the Summary Compensation Table.

(3)	The aggregate balance for the DCP as of December 31, 2012 includes prior deferrals of base salary and bonus that were previously earned and reported as compensation on the Summary Compensation Table for prior years. These amounts have since been adjusted, pursuant to the terms of the plan, for investment performance (e.g., earnings and losses), deferral credits and distributions (as applicable).

Deferred Compensation Plan

The deferred compensation plan (“DCP”) is an unfunded, unsecured deferred compensation plan maintained for the CEO only that was frozen to future employee and employer contributions in 2010. The material terms and conditions of the DCP as they pertain to the CEO for 2012 are as follows:

Investments. The account is credited with earnings and losses based on investments selected by the CEO from the investments available under the DCP, as determined by the Company. Investment elections can be changed monthly. No securities of the Company are available for investment under the DCP.

Distributions. Distribution of the DCP account will be paid or commence as of the first day of the third month following the participant’s termination of employment, except as otherwise required by Code Section 409A. At the time a participant becomes eligible under the DCP and before any deferrals are made under the plan, a participant may elect to receive distribution of his DCP account in a lump sum or in monthly, quarterly or annual installments over up to ten years. If a participant dies while receiving installment payments, the remainder of his DCP account will be distributed to his beneficiary in a lump sum 60 days following the participant’s death. Otherwise, the DCP account of a participant that has died will be distributed on the first day of the ninth month following the participant’s death.

Executive Supplemental Savings Agreement

The Company has entered into an Executive Supplemental Savings Agreement (“SSA”) with Mr. Davis to supplement the benefits provided under the First Financial Bancorp 401(k) Savings Plan (the “Savings Plan”). The SSA is an unfunded, unsecured deferred compensation plan. The material terms and conditions of the SSA as they pertain to Mr. Davis are as follows:

Employer Contributions. For each calendar year, the Company will make a contribution to Mr. Davis' account in the SSA equal to 4% of the difference between (i) Mr. Davis’s total pay for the year and (ii) the compensation limit of Code Section 401(a)(17).

Earnings. Mr. Davis’s account under the SSA accrues earnings as if it were invested in investments available under the 401(k) Savings Plan as selected by the Company.

Vesting. Mr. Davis’s account under the SSA is 100% vested at all times, except that it will be forfeited if he is terminated for cause (as is defined by the SSA).

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Distribution. Mr. Davis’s account under the SSA will be distributed in a lump sum six months following his separation from service. In the event of his death before distribution, his account will be distributed to his beneficiary.

SPLIT-DOLLAR LIFE INSURANCE

The Split-Dollar Agreement is an endorsement method split-dollar arrangement, which applies to a life insurance policy owned by the Company which, upon an NEO’s death, first pays the Company the premiums which the Company paid for the policy, and then pays the NEO’s beneficiary a death benefit equal to three times the executive’s base salary in effect at his or her death. If the NEO terminated employment before death and, when employment terminated, he or she was eligible to receive an immediate retirement benefit under the Pension Plan (including an early retirement benefit) and had been employed for at least five years, the Company keeps the policy in force until the executive’s death and the death benefit is equal to three times the executive’s base salary at the time of his or her termination of employment. In either case, any amounts payable under the policy after the payment to the NEO’s beneficiary are paid to the Company.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Potential Change-in-Control Payments (with Adverse Employment Action)

The table below summarizes the potential change-in-control benefits that would become payable to each of our NEOs as of December 31, 2012 as provided under the NEOs’ Employment Agreements (as described in more detail in the CD&A), under the Company’s Key Management Severance Plan (for Mr. Langford only) and pursuant the NEO’s equity award agreements (“Equity Agreements”). See also “NEO Employment Agreements.”

For these benefits, we assumed a change-in-control of First Financial and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason) (double trigger) within one year of the change-in-control. We assumed that both events occurred on December 31, 2012. To the extent relevant, the amounts assume a First Financial stock price of $14.62, the closing price for our stock on December 30, 2012 (last business day).

For purposes of the above mentioned agreements, a “change-in-control” generally means (as determined by the Board of the Company): (a) a change in the ownership of the Company by way of a merger or consolidation with another corporation and as a result of such merger or consolidation less than 65% of the outstanding voting securities of the surviving or resulting corporation will be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; (b) the sale by the Company of 50% or more of its assets to another corporation which is not a wholly owned subsidiary; (c) “beneficial ownership” (within the meaning of the Securities Exchange Act of 1934) of twenty percent or more of the total voting capital stock of the Company then issued and outstanding has been acquired by any person or “group” (within the meaning of the Securities Exchange Act); or (d) individuals who were members of the Board immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors do not constitute a majority of the Board immediately following such election, unless the election of such new directors was recommended to the shareholders by the management of the Company. For purposes of the determining a “change-in-control” under the agreements and for purposes of determining accelerated vesting of equity awards in connection with a change-in-control under the Equity Agreements, a change in “beneficial ownership” as described above would not occur if such change occurred in connection with an acquisition by the Pension Plan or certain acquisitions by Company. In addition, a change in the Board of the Company is measured over a two-year period under the employment agreements and under the Equity Agreements.

In accordance with SEC regulations, we do not report any amount to be provided to an NEO under any arrangement which does not discriminate in scope, terms or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not include amounts disclosed above under the Pension Benefits Table, the Nonqualified Deferred Compensation Table or the Outstanding Equity Awards at Fiscal Year End table, except to the extent that the amount payable to the NEO would be enhanced by the termination event.

If we calculated these amounts using a different date, the change in the amounts could be significant. For example, other equity awards have vested and/or were granted during since December 31, 2013 and our stock value has fluctuated. Therefore, if we had calculated the amounts shown based on an April 2013 change-in-control and termination, the total payment amount would differ. In addition, several of the items shown (particularly under “Cash Severance” and “Excise Tax Gross-Up”) depend on compensation received over a period of time.

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As noted above, the benefits shown under “Acceleration of Unvested Equity” are received upon the change-in-control itself and do not require termination of employment, while the other benefits require a qualifying termination of employment. In addition, it is possible that an Excise Tax payment may be required if a change-in-control occurred even without a qualifying employment termination with respect to those benefits that become payable or vested solely upon the occurrence of a change-in-control.

The “Restricted Stock” amounts reflect the market value of restricted stock held by the NEO on December 31, 2012. The amounts shown under “Unexercisable Options” include the excess of the market price over the exercise price for all of the NEO’s unvested options. We computed the other amounts in accordance with the terms of the change-in-control employment agreements.

	Mr. Davis	Mr. Lefferson	Mr. Hall	Mr. Gehlmann	Mr. Langford
Change-in-Control Severance Benefits
Base Salary (1)	$1,340,000	$680,000	$660,000	$610,000	$275,000	(4)
Bonus for Year of Separation (2x)(2)	$509,171	$272,000	$264,000	$244,000	$275,000

General Health and Welfare Benefits/Outplacement	$45,877	$29,377	$25,174	$27,627	$26,127
Change-in-Control Severance Benefits	$1,895,048	981,377	949,174	881,627	576,127

Acceleration of Unvested Equity
Restricted Stock	$1,539,077	$483,747	$435,925	$382,371	$261,990
Accrued Dividends on Unvested Restricted Stock	$148,836	$43,372	$39,148	$33,756	$22,555
Unvested Options	$-0-	$-0-	$-0-	$0-0	$0-0
Total Unvested Equity	$1,687,913	$527,119	$475,073	$416,127	$284,545

Total Compensation Under Agreements	$3,582,961	$1,508,496	$1,424,247	$1,297,754	$860,672
Cutback to avoid 280G Excise tax (if applicable)	$-0-	$-0-	$-0-	$-0-	$-0-

Total Benefits (3)	$3,582,961	$1,508,496	$1,424,247	$1,297,754	$860,672

(1)	The multiplier for all NEOs (except Mr. Langford) is 2 times base salary. See Note 4 below with respect to Mr. Langford.
(2)	For Mr. Davis equal to the lesser of (x) two and one-half times the Target Bonus Amount or (y) two times the three-year average of the actual annual bonus awards paid (or payable) to the employee by the Company for the three (3) completed calendar years that immediately precede the employee’s termination of employment, payable in equal bi-weekly installments over the Severance Period, commencing with the first payroll period following the sixtieth (60th) day after employee’s date of termination of employment (the Termination Compensation and Termination Short-Term Bonus, collectively, the “Severance Benefits”)
(3)	These are the amounts assigned to these benefits for purposes of IRC Section 280G calculations. They do not necessarily reflect the actual cash payments to be paid to the applicable employees upon the event of a change-in-control.
(4)	At December 31, 2012, Mr. Langford did not have an employment or severance agreement. However Mr. Langford is eligible for payout under the Key Management Severance Plan which allows for up to a 1x base salary multiplier in the event of a change-in-control and other adverse employment action (double trigger).

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Payments for Termination Without Regard to a Change-in-Control

The table below summarizes the potential benefits payable to each of the NEO’s under their Employment Agreements upon an involuntary termination of the NEO's employment by the Company without cause or upon the NEO’s resignation for “good reason” without regard to the occurrence of a change-in-control of the Company.

As further described in the CD&A, generally, a NEO is entitled to certain payments in the event that there is a significant reduction in his base salary or his responsibilities as set out in their respective employment agreements. This is known as termination for “good reason.”

	Mr. Davis	Mr. Lefferson	Mr. Hall(2)	Mr. Gehlmann	Mr. Langford(3)
Termination for Good Reason Severance Benefits

Base Salary (2x)(1)	$1,340,000	$680,000	$660,000	$610,000	$—

Bonus for Year of Separation (2x)(1)	$509,171	$272,000	$264,000	$244,000	$—

General Health and Welfare Benefits/Outplacement	$45,877	$29,377	$25,174	$27,627	$—

Total Benefits	$1,895,048	$981,377	$949,174	$881,627	$—

(1)	For Mr. Davis equal to the lessor (x) two and one-half time the Target Bonus Amount or (y) two times the three-year average of the actual annual bonus awards paid (or payable) to the employee by the Company for the three (3) completed calendar years that immediately precede the Employee’s termination of employment, payable in equal bi-weekly installments over the Severance Period, commencing with the first payroll period following the sixtieth (60th) day after Employee’s date of termination of employment (the Termination Compensation and Termination Short-Term Bonus, collectively, the “Severance Benefits”).

(2)	It is expected that Mr. Hall will be paid out under this section of his employment agreement.

(3)	At December 31, 2012, Mr. Langford did not have an employment or severance agreement.

Payments for Voluntary Termination by NEO, Termination for Cause

In the event of an NEO’s voluntary termination of the agreement (other than as specifically set forth in the agreement) or termination for cause, the NEO is not entitled to any special benefits under their respective employment agreements or any stock awards. All such benefits are void.

Payments Upon Death or Disability

There are no additional benefits or payments due to disability of a NEO, other than under the existing disability policies of the Company that apply to all employees.

Upon the death of an NEO, the NEO’s estate would be entitled to three (3) times the NEO’s base salary at the time of death pursuant to the split-dollar life insurance policies previously discussed. See “- Split-Dollar Life Insurance.”

There is currently no acceleration of restricted stock or options in the event of death or disability.

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Retirement Benefits

In the event of retirement by the NEOs, they would be entitled to certain retirement benefits that can be paid over time or taken in a lump sum. Below is a presentation regarding lump sum benefits for early retirement under the Pension Plan:

			Incremental
		Total Present	Value due
	Total Present	Value of	to Difference
	Value of	Vested	between
	Accumulated	Accumulated	ASC Topic 715	Incremental
	Benefit using	Benefit using	Assumptions	Value due to
	ASC Topic 715	Actual	And Actual	Early
	Assumptions	Lump Sum	Lump Sum	Retirement
Named Executive Officers	(1)	Basis (2)	Basis (3) (4)	Subsidies (3)

Claude E. Davis	$555,686	$603,492	$47,806	$—
C. Douglas Lefferson	$891,356	$739,381	$(151,975)	$—
J. Franklin Hall	$301,882	$306,243	$(4,361)	$—
Gregory A. Gehlmann	$211,115	$235,057	$23,942	$—
Kevin T. Langford	$123,039	$181,320	$58,281	$—

(1)	See “Pension Benefits.”

(2)	Calculated assuming NEO terminates employment on December 31, 2012 and receives an immediate lump sum distribution using the rate in effect for December 2012 payments.

(3)	For information purposes only. Allocates the increase in retirement value over the values shown in the Pension Benefit Table to its two primary sources:
(i)Difference between U.S GAAP assumptions and actual lump sum interest rate basis; and
(ii)Value of early retirement subsidies that are included in the actual lump sum payment if the NEO terminates employment

(4)	The U.S. GAAP assumptions for Mr. Lefferson produce a higher lump sum value (ignoring the early retirement subsidy) than the actual lump sum basis. For that reason, the incremental value due to assumption differences is negative.

Other than as set forth above, NEOs are not entitled to any additional benefits. For example, there currently is no acceleration of restricted stock or options upon retirement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2012, no member of the Compensation Committee was an employee, officer or former officer of the Company. None of our executive officers served in 2012 on the Board or Compensation Committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the Compensation Committee. All Compensation Committee members had banking or financial services transactions in the ordinary course of business with our bank subsidiary. No other relationships required to be reported under the rules promulgated by the SEC exist with respect to members of the Company’s Compensation Committee.

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COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms that it has received and written representations from certain reporting persons that they were not required to file a Form 5 for the specified fiscal year, except as set forth below, the Company believes that all of its officers, directors and greater than 10 percent shareholders complied with all filing requirements applicable to them with respect to transactions during fiscal 2012.

SHAREHOLDER PROPOSALS

If an eligible shareholder wishes to present a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2014 Annual Meeting of Shareholders, it must be presented to management by certified mail, written receipt requested, not later than December 13, 2013. Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. The Company must provide him/her with a copy of its opposition statements no later than 30 calendar days before it files definitive copies of its proxy statement and form of proxy under Rule 14a-6. Any shareholder who intends to propose any other matter to be acted upon at the current Annual Meeting of Shareholders had to inform the Company no later than February 27, 2013. If notice is not provided by that date, the person(s) named in the Company’s proxy for the 2013 Annual Meeting will be allowed to exercise his or her discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2013 Annual Meeting. Proposals should be sent to First Financial Bancorp, Attention: Gregory A. Gehlmann, General Counsel & Secretary, 255 E. Fifth Street, Suite 700, Cincinnati, Ohio 45202.

HOUSEHOLDING DISCLOSURE STATEMENT

SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s notice and access rule for shareholders holding less than 1,000 shares, we will not household our proxy materials or notices to stockholders of record sharing an address. This means that stockholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting: Gregory A. Gehlmann, Corporate Secretary at, 255 E. Fifth Street, Suite 700, Cincinnati, OH 45202 (or by phone at 877-322-9530) by May 14, 2013 to ensure timely delivery.

If you own First Financial stock beneficially through a bank or broker, you may already be subject to householding if you meet the criteria. If you wish to receive a separate proxy statement and Annual Report in future mailings, you should contact your bank or broker.

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ANNUAL REPORT

The Company’s financial statements are not included in this proxy statement as they are not deemed material to the exercise of prudent judgment by the shareholders with respect to any proposal to be submitted at the Annual Meeting. The Company’s Annual Report for the year ended December 31, 2012, is being made available electronically or being mailed to shareholders with the proxy and proxy statement, but such Annual Report is not incorporated in this proxy statement and is not deemed to be a part of the proxy soliciting material.

A shareholder of the Company may obtain a copy of the Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2012, and as filed with the SEC, without charge by submitting a written request to the following address:

First Financial Bancorp.

Attn: Gregory A. Gehlmann

General Counsel & Secretary

255 E. Fifth Street, Suite 700

Cincinnati, Ohio 45202

The Annual Report on Form 10-K is also available within the Investor Relations section of our website at www.bankatfirst.com/investor under the “Annual Reports” link or by going to the SEC’s website at www.sec.gov.

Management and the Board of the Company know of no business to be brought before the meeting other than as set forth in this proxy statement. However, if any matters other than those referred to in this proxy statement should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy on such matters in accordance with their best judgment.

The expense of proxy solicitation will be borne by us. Proxies will be solicited by mail and may be solicited for no additional compensation by some of the officers, directors and employees of the Company or its subsidiaries by telephone or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares of the Company and will be reimbursed for their related expenses.

By Order of the Board of Directors,

Gregory A. Gehlmann
General Counsel & Secretary

April 12, 2013

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ANNUAL MEETING OF SHAREHOLDERS

May 28, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Shannon M. Kuhl, with full power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of First Financial Bancorp. (the “Company”) to be held at the Company’s headquarters, First Financial Center, 255 E. Fifth Street, 29th Floor, Cincinnati, Ohio 45202 on Tuesday, May 28, 2013 at 10:00 a.m., local time, or at any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. Receipt of the accompanying proxy statement is hereby acknowledged.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the proxies will have authority to vote “FOR” the election of directors; and “FOR” Proposals Two and Three.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

TO VOTE: MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01	J. Wickliffe Ach	07	Corinne R. Finnerty

02	David S. Barker	08	Murph Knapke

03	Cynthia O. Booth	09	Susan L. Knust
04	Mark A. Collar	10	William J. Kramer

05	Donald M. Cisle, Sr.	11	Richard E. Olszewski

06	Claude E. Davis	12	Maribeth S. Rahe

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For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2. and 3.

		For	Against	Abstain
2.	Ratification of Ernst & Young LLP as Independent Auditors.	☐	☐	☐
3.	Advisory (non-binding) vote on the compensation of the Company’s executive officers.	☐	☐	☐
NOTE: To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

VOTE BY INTERNET: www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Annual Reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE: 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & proxy statement are available at www.proxyvote.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Date	Date

Signature (PLEASE SIGN WITHIN BOX)		Signature (Joint Owners)

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